Exhibit 99.1

NISOURCE INC. RETIREMENT

SAVINGS PLAN

Amended and Restated Effective as of January 1, 2014

December 2014

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TABLE OF CONTENTS

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SCHEDULE I	I-1
SCHEDULE II	II-1
SCHEDULE III	III-1

NISOURCE INC. RETIREMENT

SAVINGS PLAN

Purpose

NiSource Inc., a Delaware corporation (the “Company”), sponsors the NiSource Inc. Retirement Savings Plan (the “Plan”) for the benefit of Eligible Employees of the Company and any other Related Employer that adopts the Plan. The Plan is hereby amended and restated in its entirety, effective as of January 1, 2014, unless otherwise stated herein.

Special effective dates are included with respect to a number of provisions as necessary to conform to various legislation and guidance under the Code and ERISA, including (but not limited to) the following: the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) (with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (JCWAA)); revisions required to comply with Code Section 415 (as such provisions were previously adopted by the Company in a separate Plan amendment); the Pension Protection Act of 2006 (PPA ‘06); the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART); and the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA). The NiSource Benefits Committee (the “Committee”) amended and restated the Plan effective as of January 1, 2009 to reflect various design changes and to update the Plan in accordance with the legislative changes referenced above (the “Plan 2009 Restatement”). The Committee amended and restated the Plan again generally effective January 1, 2009 to make certain clarifications with respect to the administration and operation of the Plan (the “Plan 2010 Restatement”) and amended and restated the Plan effective as of January 1, 2012 to reflect the merger of Kokomo Gas and Fuel Company and Northern Indiana Fuel & Light Company, Inc. with and into Northern Indiana Public Service Company, a wholly owned subsidiary of NiSource Inc., as well as to make certain clarifications with respect to the administration and operation of the Plan (the “Plan 2012 Restatement”). The Committee further amended and restated the Plan on two separate occasions, in both cases generally effective as of January 1, 2013, to make various modifications with respect to the administration and operation of the Plan (the “Plan 2013 Restatements”). The Committee now amends and restates the Plan as of the Effective Date to update the Plan as necessary to reflect negotiated benefit changes for various union employee groups participating in the Plan, to update the automatic contribution provisions and to reflect various additional clarifications with respect to the administration and operation of the Plan (the “Plan 2014 Restatement”).

The Plan is intended to be qualified under Code Section 401(a), with a cash or deferred arrangement qualified under Code Section 401(k) and its corresponding trust exempt from taxation under Code Section 501(a). In addition, the Plan is intended to be a profit sharing plan pursuant to the requirements of Code Section 401(a)(27). The portion of the Plan related to Accounts invested in the Company Stock Fund, and the dividends thereon, shall constitute an employee stock ownership plan under Code §4975(e)(7).

The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date, or with respect to the application of a specific Plan provision containing a different effective date, then such provision shall apply to an Employee who terminates on or after such effective date or as otherwise specified herein. An Employee whose employment with the Employer terminates prior to the Effective Date (or other applicable date with respect to a specific Plan provision containing a different effective date) shall be entitled to a benefit, if any, as determined under the provisions of the Plan or the Prior Plan (the plans as described below in the Plan Background section ) in effect on the date that his employment terminated.

Plan Background

The Plan was designated the “NiSource Inc. Retirement Savings Plan” effective January 1, 2002 at the time of a merger of four plans into the Columbia Savings Plan (the “Columbia 401(k) Plan”) (a plan that was originally effective September 1, 1958 and previously sponsored by Columbia Energy Group (“Columbia”)). The four plans that merged effective January 1, 2002 into the Columbia 401(k) Plan (renamed the NiSource Inc. Retirement Savings Plan) are as follows: (1) the NiSource Inc. Tax Deferred Savings Plan (“NiSource 401(k) Plan”) (originally effective May 1, 1984 and formerly known under certain other plan names as described in the Plan 2006 Restatement); (2) the Bay State Gas Company Employee Savings Plan (the “Bay State 401(k) Plan”) (established effective January 1, 1979 by the Bay State Gas Company (“Bay State”); (3) the Kokomo Gas and Fuel Company Bargaining Unit Tax Deferred Savings Plan (“Kokomo 401(k) Plan”) (established effective April 1, 1995 by Kokomo Gas and Fuel Company (“Kokomo”)); and (4) the Northern Indiana Fuel & Light Company, Inc. Payroll Savings Plan (“NIFL 401(k) Plan”) (established effective January 1, 1986 by Northern Indiana Fuel & Light Company, Inc. (“NIFL”)). Columbia, Bay State, Kokomo, NIFL are wholly owned subsidiaries of NiSource Inc. effective as of the dates described in the Plan 2006 Restatement.

Effective December 31, 2008, two other plans were merged into the Plan: (1) the Bay State Gas Company Savings Plan for Operating Employees (the “Bay State Union 401(k) Plan”) (originally established effective January 1, 1988); and (2) the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan (the “NIPSCO 401(k) Plan”) (originally established October 1, 1987 by Northern Indiana Public Service Company (“NIPSCO”)). Effective July 1, 2011, Kokomo and NIFL are merged with and into NIPSCO, a wholly owned subsidiary of NiSource Inc.

ARTICLE I

DEFINITIONS

Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.

Section 1.01 AB I Benefit. The term used to describe the “Account Balance Option” benefit (renamed the “AB I” benefit) in any of the applicable NiSource Pension Plans that offer such a cash balance benefit as defined therein.

Section 1.02 AB II Benefit. The term used to describe the “Account Balance 2011 Option” benefit (renamed the “AB II” benefit) in any of the applicable NiSource Pension Plans that offer such a cash balance benefit as defined therein.

Section 1.03 Account (or Account Balance). The separate bookkeeping account that the Plan Administrator or the Trustee shall maintain for a Participant pursuant to Section 3.01 of this Plan.

Section 1.04 After–tax Contribution Account. The portion of a Participant’s Account credited with After–tax Contributions under Section 3.02C, and adjustments relating thereto.

Section 1.05 Bay State. Bay State Gas Company, or any successor(s).

Section 1.06 Bay State Pension Plan. The Bay State Gas Company Pension Plan, or any successor plan (as defined therein).

Section 1.07 Bay State Union 401(k) Plan. The Bay State Gas Company Savings Plan for Operating Employees, which merged into the Plan effective December 31, 2008.

Section 1.08 Bay State Union Employee. An Eligible Employee of Bay State (or any Related Employer of Bay State), whose compensation, conditions of employment or position are covered by a collective bargaining agreement to which Bay State is a party and which agreement calls for the Employee’s participation in the Plan (or prior to December 31, 2008, in the Bay State Union 401(k) Plan).

Section 1.09 Bay State Union Plan. The Bay State Union Pension Plan (f/k/a the Pension Plan For Operating Employees of Bay State Gas Company), or any successor plan (as defined therein).

Section 1.10 Beneficiary. A person, including any individual, legal representative, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary’s right to (and the Plan Administrator’s or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan. A Participant’s designation of a Beneficiary shall not change upon divorce or dissolution of marriage unless such Participant designates a new Beneficiary or remarries.

Section 1.11 Catch–up Contribution Account. That portion of a Participant’s Accounts credited with Catch–up Contributions under Section 3.02B, and adjustments relating thereto.

Section 1.12 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.

Section 1.13 Columbia. Columbia Energy Group, or any successor(s).

Section 1.14 Columbia Pension Plan. The Columbia Energy Group Pension Plan (f/k/a the Retirement Plan of Columbia Energy Group Companies), or any successor plan (as defined therein).

Section 1.15 Columbia Union Employee. An Eligible Employee of Columbia (or any Related Employer of Columbia), whose compensation, conditions of employment or position are covered by a collective bargaining agreement to which Columbia is a party and which agreement calls for the Employee’s participation in the Plan.

Section 1.16 Committee. The NiSource Benefits Committee, established and maintained pursuant to Article X to administer and amend the Plan.

Section 1.17 Company. NiSource Inc., a Delaware corporation, or its successor or successors. The Company is the Plan Sponsor.

Section 1.18 Company Stock. The common stock shares of NiSource Inc., a Delaware corporation.

Section 1.19 Company Stock Fund. The Investment Fund established to facilitate investments by Participants in Company Stock of the Company, as further described in Section 8.08.

Section 1.20 Compensation. Except to the extent modified for specific Participant groups as set forth below, Compensation means the aggregate basic annual salary or wage and commissions paid to a Participant by his Employer. Compensation shall include the following: (1) one-time payments in lieu of salary increases for any Plan Year (referred to as “lump-sum merit pay”) (included effective September 1, 2009); (2) amounts deferred and excluded from the Participant’s taxable income pursuant to Code Sections 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B); (3) any amounts deferred to a nonqualified plan maintained by an Employer (provided such amounts are only included for purpose of calculating Participant contributions and Matching Contributions described in Sections 3.02 and 3.04 respectively); and (4) solely with respect to Participants subject to the NiSource Vacation Policy (“Vacation Policy”) and subject to any payment timing limitations set forth below, any amounts attributable to “banked” vacation (as that term is described in the Vacation Policy) during the calendar year including such Participant’s date of termination of employment.

For purposes of the foregoing paragraph, “aggregate basic annual salary or wages” shall exclude various forms of compensation, including (but not limited to) the following: overtime, performance-based pay (such as annual incentive payments or bonuses), supplementary compensation payments, retirement benefits, unused and accrued vacation, and other special forms of compensation such as shift differential, call-out, standby, upgrades, temporary reclassifications/promotions, relocation allowances, sign-on bonuses, retention premiums, payments for waiving certain benefits including health care and dental benefits (referred to as “flex credits”), attendance bonuses and awards, and imputed income.

Effective January 1, 2009, for Participants on active duty in the uniformed services for a period of more than 30 days, Compensation shall include any differential wage payments, as defined by Code Section 3401(h)(2), to the extent such payments are made by the Company. Such differential wage payments shall be treated as compensation for all Plan purposes, including Code Section 415 and any other Code section that references the definition of compensation under Code Section 415. A Participant receiving such differential wage payment shall be treated as an Employee of the Employer making the payment. If all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)), then the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

Effective for limitations years beginning on or after July 1, 2007, for purposes of applying the limitations of Article VII and to the extent otherwise included in Plan Compensation, Compensation generally shall exclude amounts paid after Severance from Employment. However, Compensation shall include post–severance amounts set forth in items (i) and (ii) below to the extent such amounts are paid by the later of 2  1⁄2 months after Severance from Employment or by the end of the Plan Year (the Limitation Year for purposes of Article VII) that includes the date of such Severance from Employment. Provided the foregoing timing–of–payment condition is met, Compensation shall include:

(i) Regular pay paid after Severance from Employment if: (a) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (b) the payment would have been paid to the Employee prior to a Severance from Employment if the Employee had continued in employment with the Employer; and

(ii) Payments of unused accrued bona fide sick, vacation, or other leave (but only if the Employee would have been able to use the leave if employment had continued).

A. Considerations by Specific Group. Subject to any limitations imposed by Code Section 415 as set forth in this Section, the following additional provisions regarding Compensation shall apply:

(i) In General. The definition of Compensation set forth above shall apply to: (a) Participants eligible for the AB II Benefit (including Bay State Union Employees eligible for the AB II Benefit), (b) Next Gen Employees, and (c) NIPSCO Union Employees who are AB I Participants (subject to the exception in subparagraph (iii) below regarding the determination of Participant Contributions).

(ii) NIPSCO Union Employees who are FAP Participants. For Participants who are NIPSCO Union Employees (including former NIFL Union Employees and former Kokomo Union Employees) who are FAP Participants, the definition of Compensation set forth above shall apply with the following modifications: Compensation shall also include annual incentive payments, overtime, and shift differential.

(iii) NIPSCO Union Employees who are AB I Participants. For Participants who are NIPSCO Union Employees and are eligible for the AB I Benefit, the definition of Compensation set forth above shall not apply for purposes of determining Participant Contributions under Section 3.02: Instead, for the purpose determining such contributions, Compensation shall be the total amount paid to an Employee for personal services that are considered as “wages” on Federal Income Tax Withholding Statement (Form W-2) as adjusted below:

1.

Compensation shall be included the extent that any amounts are included as Compensation on Form W-2. In accordance with this, Compensation shall specifically include items such as the following: (1) lump-sum merit pay (as defined earlier in this Section); (2) amounts deferred and excluded from the Participant’s taxable income pursuant to Code Sections 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B); (3) commissions (to the extent an Employee is compensated in whole or in part on a commission basis); (4) performance-based pay received by an Employee from an Employer; and (5) overtime payments.

2.

Compensation shall be excluded the extent that any amounts are not included as Compensation on Form W-2, except that Compensation shall exclude the following : (1) severance pay; (2) amounts deferred to a nonqualified plan maintained by an Employer; (3) sign-on bonuses, retention premiums, and attendance bonuses and awards; and (4) all other taxable fringe benefits, including stock options and other stock related benefits, relocation expenses and imputed income.

(iv) Bay State Union Employees. For Bay State Union Employees (other than those eligible for the AB II Benefit as noted in subsection A.(i) above), the first sentence of this Section (describing Compensation as “basic annual salary or wage and commissions”) shall not apply. Instead, Compensation is straight time wages. The Compensation inclusions set forth above shall continue to apply with the following modifications: Compensation shall also include shift differential, Saturday/Sunday premiums, compensation paid at an alternative rate (not including compensation paid at an alternative rate to a salesperson), and seventy-five percent of sales commissions paid to an Eligible Employee by an Employer while he is a Participant during the current period.

The Compensation exclusions set forth above shall be disregarded and the following Compensation exclusions shall apply: (1) all daily or weekly overtime; (2) bonuses; (3) supplementary compensation payments; (4) retirement benefits; (5) unused and accrued vacation; and (6) other forms of non-recurring compensation or special forms of compensation including, but not limited to, the following (unless specifically included in this subsection (iv)): call-out, standby, upgrades, temporary reclassifications/promotions, relocation allowances, sign-on bonuses, retention premiums, payments for waiving certain benefits including health care and dental benefits (referred to as “flex credits”), attendance bonuses and awards, and imputed income.

B. Compensation – Contributions by the Employer. Subject to any limitations imposed by Code Section 415, and in order to comply with Code Section 401(a)(4), the following additional provisions regarding Compensation shall apply:

(i) Profit Sharing Contributions. For purposes of calculating Profit Sharing Contributions described in Section 3.06A, Compensation for a Plan Year shall be defined as determined under the Annual Incentive Plan of an Employer in effect for such Plan Year, reduced by any amounts deferred to a nonqualified plan maintained by an Employer. In clarification of the foregoing, for purposes of calculating Profit Sharing Contributions, Compensation means base earnings for the calendar year. Compensation shall include (1) all shift premiums (i.e., shift differential, call-out, standby, upgrades, and temporary reclassifications/promotions) and overtime pay for the calendar year; (2) sales commissions to the extent that such commissions are considered part of the Participant’s “base earnings”; (3) one-time payments in lieu of salary increases for any Plan Year (referred to as “lump-sum merit pay”) (included effective September 1, 2009); and (4) amounts deferred and excluded from the Participant’s taxable income pursuant to Code Sections 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B). Compensation shall exclude reimbursements for educational assistance, relocation, meals and mileage, as well as incentive payments, bonuses, stock option gains, long-term disability payments, any amounts deferred to a nonqualified plan maintained by an Employer, supplementary compensation payments, retirement benefits, unused and accrued vacation, sign-on bonuses, retention premiums, payments for waiving certain benefits including health care and dental benefits (referred to as “flex credits”), attendance bonuses and awards, and imputed income.

(ii) Employer Contributions for Next Gen Employees. For purposes of calculating Employer contributions for Next Gen Employees (Next Gen Employer Contributions as described in Section 3.06C), the general definition of Compensation described in this Section shall apply with the following modification: Compensation shall exclude any amounts deferred to a nonqualified plan maintained by an Employer.

C. Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the “Compensation Limit.” The Compensation Limit for 2014 is $260,000 and for 2015 is $265,000, and is subject to cost of living adjustments in subsequent years in accordance with Code Section 401(a)(17)(B). Any such cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limit set forth in this provision.

D. Compensation – Special Rules. For purposes of Article VI (“Testing of Pre-Tax, After-Tax and Matching Contributions”), Article VII (“Limitations on Contributions and Benefits”), and Article XI (“Top Heavy Rules”), the definition of Compensation shall be determined in accordance with Treasury Regulation Section 1.415(c)–2(d)(4) (commonly known as “W-2 Compensation”). For purposes of Articles VI and XI, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation under Articles VI and XI, the Employer may elect to include as Compensation all Elective Contributions (as defined in Code Section 415(c)(3)(D)(i) and (ii)) made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions irrespective of whether Elective Contributions are included in the general definition of Compensation applicable to the Plan.

Section 1.21 Disability. A physical or mental condition that results in a determination of disability status that entitles the Employee to disability benefits under any group long–term disability plan sponsored by the Employer, as determined under the terms of such plan.

Section 1.22 Effective Date. January 1, 2014, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. The original Effective Date of the Plan was September 1, 1958.

Section 1.23 Eligible Employee. Any Employee employed by the Employer other than the following:

A.	an intern;

B.

an Employee covered by a collective bargaining agreement (recognized as such under applicable federal labor law), unless the agreement provides that such Employee is entitled to participate in the Plan or unless the Plan Administrator otherwise directs in a written instrument submitted to the Trustee;

C.

any Leased Employee or any independent contractor (as determined by the Employer pursuant to its established payroll practices), regardless of whether a governmental agency, court or other entity subsequently determines such individual to be an Employee);

D.	an Employee who is eligible (or would be eligible upon satisfaction of service and/or age criteria) for another Code Section 401(k) plan maintained by an Employer.

An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.

Section 1.24 Employee. Any person who, on or after the Effective Date, is directly employed by the Employer (or any other Related Employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o)) in a position that the Plan Administrator determines to be subject to tax withholding by the Employer under the Federal Insurance Contribution Act (FICA) and for whom such taxes are regularly withheld by the Employer. To the extent required by Code Section 414(n), the term “Employee” shall include any Leased Employee (who shall nevertheless be ineligible to participate in the Plan). An Employee shall not include an individual providing services to an Employer as an “independent contractor” (e.g., a person (who is not considered to be a Leased Employee) who is engaged as an independent contractor pursuant to a contract or agreement between such person and an Employer which designates him as an independent contractor or otherwise contemplates or implies that he shall function as an independent contractor). Only individuals who are paid as employees from an Employer payroll and treated by an Employer at all times as Employees shall be deemed Employees for purposes of the Plan. No independent contractor shall be treated as an Employee under the Plan during the period he renders services to an Employer as an independent contractor.

If the Employer does not characterize a person as an Employee and the Employer is later required to re-characterize such person’s status with the Employer as an Employee, the person will be treated as an Employee under the Plan as of the date of the re-characterization, unless an earlier date is necessary to preserve the tax-qualified status of the Plan. Notwithstanding such general re-characterization, such person shall not be considered an “Eligible Employee” for purposes of Plan participation, except and to the extent necessary to preserve the tax-qualified status of the Plan.

Section 1.25 Employer(s). The Company and any Related Employers that shall ratify and adopt this Plan in a manner satisfactory to, and with the consent of, the Committee; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. Unless otherwise provided by the Committee, an Employer participating in the Plan shall automatically cease to participate in the Plan on the date that such entity is no longer considered a Related Employer of the Company and any employee of such Employer shall cease to be eligible to make or receive contributions under the Plan as of such date. The Company and any applicable Related Employer may limit or extend the adoption of the Plan and the Trust Agreement to one or more groups of Employees and/or divisions, locations or operations.

Section 1.26 Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer or a Prior Employer.

Section 1.27 ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

Section 1.28 FAP Benefit. The term used to describe the “Final Average Pay Option” benefit (renamed the “FAP Benefit”) in any of the applicable NiSource Pension Plans that offers such a pension benefit as described therein.

Section 1.29 Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

Section 1.30 Highly Compensated Employee. For a particular Plan Year, any Employee who:

A.	at any time during the current or preceding Plan Year was a 5–percent owner (as defined in Code Section 416(i)(1)); or

B.	for the preceding Plan Year:

(i)

received annual Compensation from the Employer in excess of the amount provided under Code Section 414(q)(1)(B) ($115,000 for 2014 and $120,000 for 2015 and as adjusted by the Secretary of the Treasury thereafter); and

(ii)	was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.

The term Highly Compensated Employee includes a former Employee whose Termination of Employment occurred prior to the Plan Year, and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred (or was deemed to have occurred) or for any Plan Year ending on or after his 55th birthday.

The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations and Internal Revenue Service guidance promulgated thereunder.

Section 1.31 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

Section 1.32 Investment Manager. A person or organization who is appointed under Section 10.05 to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.

Section 1.33 Kokomo. Kokomo Gas and Fuel Company, or any successor(s). Effective July 1, 2011, Kokomo merged with and into NIPSCO (see “NIPSCO” and “NIPSCO Union Employee” for further details).

Section 1.34 Kokomo Union Pension Plan. The Kokomo Union Pension Plan (f/k/a the Kokomo Gas and Fuel Company Bargaining Unit Employees’ Retirement Plan), or any successor plan (as defined therein). Effective December 31, 2012, the Kokomo Union Pension Plan merged with and into the NIPSCO Union Pension Plan.

Section 1.35 Kokomo Union Employee. An Employee who was employed by Kokomo immediately prior to the merger of Kokomo into NIPSCO effective July 1, 2011, whose compensation, conditions of employment or position are covered by a collective bargaining agreement which called for the Employee’s participation in the Plan. After the July 1, 2011 merger, the separate Kokomo bargaining unit no longer existed and Kokomo Union Employees became NIPSCO Union Employees. However, see the definition of NIPSCO Union Employee for limitation of this characterization for purposes of the Plan.

Section 1.36 Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“Leasing Organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation as defined in this Article includes compensation from the Leasing Organization that is attributable to services performed for the Employer.

A Leased Employee shall not be considered an Employee of the Employer if (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation if such person received $1,000 or more of compensation during the four–year period ending with the measuring plan year, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer’s nonhighly compensated workforce (within the meaning of Code Section 414(n)(5)(C)(ii)).

Section 1.37 Matching Account. That portion of a Participant’s Account credited with Matching Contributions pursuant to Section 3.04, and adjustments relating thereto.

Section 1.38 Next Gen Employee. Any Employee who participates in the “Next Gen” benefit structure offered by the Employer or a Related Employer. A Next Gen Employee does not actively participate in any defined benefit pension plan of the Employer or a Related Employer (i.e., does not accrue a benefit under such plan(s) other than continued accrual of “Interest Credits” as defined in such plan(s) if applicable). A Next Gen Employee is eligible for the contribution described in Section 3.06C of the Plan and Matching Contributions as described in subsection F of Schedule I. “Next Gen Employee” shall include the following:

A.	any “Exempt Employee” (as classified under the payroll practices of the Employer) who is hired or rehired on or after January 1, 2010;

B.	any “Springfield C/T Employee” or “Northampton Employee” (as each is defined in Schedule II) who is hired or rehired on or after January 1, 2011;

C.	any “Lawrence Employee” or “Brockton Operating Employee” (as each is defined in Schedule II) who is hired or rehired on or after January 1, 2013; and

D.	any “Non-Exempt Employee” (as classified under the payroll practices of the Employer) or any Columbia Union Employee who is hired or rehired on or after January 1, 2013; and

E.	any “Brockton C/T Employee” (as defined in Schedule II) who is hired or rehired on or after June 1, 2013; and

F.	any “Springfield Utility Employee” (as defined in Schedule II) who is hired or rehire on or after January 1, 2014.

Section 1.39 Next Gen Employer Contribution Account That portion of a Participant’s Account credited with Next Gen Employer Contributions under Sections 3.06 and 3.07, and adjustments relating thereto.

Section 1.40 NIFL. Northern Indiana Fuel & Light Company, or any successor(s). Effective July 1, 2011, NIFL merged with and into NIPSCO (see “NIPSCO” and “NIPSCO Union Employee” for further details).

Section 1.41 NIFL Union Employee. An Employee who was employed by NIFL immediately prior to the merger of NIFL into NIPSCO effective July 1, 2011, whose compensation, conditions of employment or position are covered by a collective bargaining agreement which called for the Employee’s participation in the Plan. After the July 1, 2011 merger, the separate NIFL bargaining unit no longer existed and NIFL Union Employees became NIPSCO Union Employees. However, see the definition of NIPSCO Union Employee for limitation of this characterization for purposes of the Plan.

Section 1.42 NIPSCO. Northern Indiana Public Service Company, or any successor(s). With reference to NIPSCO Union Employees and the NIPSCO 401(k) Plan, “NIPSCO” shall also include NiSource Inc. and any Related Employer that adopts the NIPSCO 401(k) Plan.

Effective July 1, 2011, NIFL and Kokomo merged with and into NIPSCO. References to “NIFL” and “Kokomo” shall continue to apply to the extent that employees employed by NIFL or Kokomo immediately prior to the merger remain subject to the pension plan provisions of either the Subsidiary Plan or the Kokomo Union Pension Plan. Effective December 31, 2012, the Subsidiary Pension Plan and the Kokomo Union Pension Plan merged into the NiSource Salaried Pension Plan and the NIPSCO Union Pension Plan (as applicable). On and after such date, NIFL Union Employees and Kokomo Union Employees became subject to the provisions of NIPSCO Union Pension Plan, while non-union employees who were employees of NIFL and Kokomo immediate prior to July 1, 2011 became subject to the provisions of the NiSource Salaried Pension Plan.

Section 1.43 NIPSCO 401(k) Plan. The Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan, which merged into the Plan effective December 31, 2008.

Section 1.44 NIPSCO Union Employee. An Eligible Employee of NIPSCO, whose terms and conditions of employment are governed by a collective bargaining agreement to which NIPSCO is a party and which agreement calls for the Employee’s participation in the Plan (or prior to December 31, 2008, in the NIPSCO 401(k) Plan).

Notwithstanding the foregoing, any Eligible Employee who was an employee of Kokomo or NIFL as of June 30, 2011 and transitioned to employment with NIPSCO as part of the July 1, 2011 merger of Kokomo and NIFL with and into NIPSCO shall not be considered a NIPSCO Union Employee for purposes of the Plan to the extent that pension plan provisions applicable to such NIPSCO employees who are former NIFL Union Employees or former Kokomo Union Employees remain in effect and consequently cause the matching contribution benefit structures under the of the Plan to remain unchanged for such employees. Effective December 31, 2012, the Subsidiary Pension Plan and the Kokomo Union Pension Plan merged into the NIPSCO Union Pension Plan; however the provisions of the Subsidiary Pension Plan or Kokomo Union Pension Plan as applicable to NIFL Union Employees or Kokomo Union Employees, respectively, immediately prior to the merger of such entities into NIPSCO effective July 1, 2011 continue to remain in effect under the NIPSCO Pension Plan on and after December 31, 2012 and, accordingly the matching contribution structures for such employees remain unchanged, except in instances where an employee’s pension benefit structure changed, such as moving from the AB II Benefit structure to the AB I Benefit structure. Stated otherwise, for purposes of Matching Contributions under the Plan, such former NIFL Union Employees and Kokomo Union Employees are not considered NIPSCO Union Employees.

Section 1.45 NIPSCO Union Pension Plan. The NIPSCO Union Pension Plan (f/k/a the NiSource Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Bargaining Unit Employees), or any successor plan (as defined therein).

Section 1.46 NiSource Pension Plans. Effective after December 31, 2012, the NiSource Salaried Pension Plan, the Columbia Pension Plan, the Bay State Pension Plan, the Bay State Union Plan, and the NIPSCO Union Pension Plan, (individually and/or collectively, as the context requires).

Section 1.47 NiSource Salaried Pension Plan. The NiSource Salaried Pension Plan (f/k/a the NiSource Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Salaried and Non–Exempt Employees), or any successor plan (as defined therein).

Section 1.48 Non–highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.

Section 1.49 Participant. An Eligible Employee who becomes a Participant in accordance with the provisions of Article II. An Eligible Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount standing in his Account to him.

Section 1.50 Period of Service. The period of Service commencing on an Employee’s Employment Commencement Date or Re–employment Commencement Date, whichever is applicable, and ending on the date his employment ends. Employment ends on the date the Employee quits, is discharged, retires or dies or (if earlier) the first anniversary of his absence for any other reason. The period of absence starting with the date an Employee’s employment ends and ending on the date he next performs an hour of Service is (a) included in his Period of Employment if the period of absence does not exceed one year, and (b) excluded if such period exceeds one year

Section 1.51 Plan. The plan designated as the NiSource Inc. Retirement Savings Plan and sponsored by the Company, as set forth herein or in any amendments hereto.

Section 1.52 Plan 2006 Restatement. The amended and restated document for the Plan effective January 1, 2006.

Section 1.53 Plan Administrator. The Committee, or such delegate of the Committee designated to carry out the administrative functions of the Plan.

Section 1.54 Plan Sponsor. The Company is designated the sponsor of the Plan.

Section 1.55 Plan Year. The fiscal year of the Plan, a 12 consecutive month period commencing on January 1 and ending on December 31.

Section 1.56 Pre–tax Contribution Account. That portion of a Participant’s Account credited with Pre–tax Contributions under Section 3.02, and adjustments relating thereto.

Section 1.57 Profit Sharing Account. That portion of a Participant’s Account credited with Profit Sharing Contributions under Sections 3.06 and 3.07, and adjustments relating thereto.

Section 1.58 Reemployment Commencement Date. The date upon which an Employee first performs an hour of Service for the Employer following a break in Service.

Section 1.59 Related Employers. A controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) with the Company; or an affiliated service group (as defined in Code Sections 414(m) and (o)) that includes the Company. If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers as required by the Code or by the Plan, including for purposes of crediting service, applying the coverage test of Code Section 410(b), applying the limitations of Article VII, applying the Top Heavy rules and the minimum benefit requirements of Article XI, the definitions of Employee, Highly Compensated Employee, Compensation, and Leased Employee contained in this Article I. However, only an Employer as defined in this Article may contribute to the Plan, and only an Eligible Employee as defined in this Article is eligible to participate in this Plan.

Section 1.60 Required Beginning Date. For purposes of Article IV, for any Participant who is not a Five–percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Participant (i) attains age 70 1⁄2, or (ii) terminates employment with the Employer. For any Participant who is at least a Five–percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70 1⁄2, regardless of whether the Participant has retired.

Section 1.61 Rollover Account. That portion of a Participant’s Account credited with Rollover Contributions under Section 3.09, and adjustments relating thereto.

Section 1.62 Roth Contribution Account. That portion of a Participant’s Account credited with Roth Contributions under section 3.02D, and adjustments relating thereto.

Section 1.63 Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed.

Section 1.64 Severance from Employment. A termination of employment occurring when an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a “Severance from Employment” if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.

Section 1.65 Spouse. The spouse of the Participant as recognized under the laws of the State in which the Participant resides. Notwithstanding the foregoing, effective September 16, 2013, the term “Spouse” shall include any individual who is lawfully married to a Participant under any State law, including individuals married to Participants of the same sex who were legally married in a State that recognizes such marriages, but who are domiciled in a State that does not recognize such marriages. For purposes of the foregoing sentence, “State” shall mean any domestic or foreign jurisdiction having legal authority to sanction marriages (i.e., any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, American Samoa, Guam, Wake Island, the Northern Mariana Islands, any other territory or possession of the United States, and any foreign jurisdiction having the legal authority to sanction marriages).

Section 1.66 Subsidiary Pension Plan. The NiSource Subsidiary Pension Plan, or any successor plan (as defined therein). Effective December 31, 2012, the Subsidiary Pension Plan merged with and into the NiSource Salaried Pension Plan and the NIPSCO Union Pension Plan (as applicable).

Section 1.67 Transfer Account. That portion of a Participant’s Account credited with Transfer Contributions under Section 3.09, and adjustments relating thereto.

Section 1.68 Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.

Section 1.69 Trust. The trust maintained in accordance with Article VIII from which benefits provided under the Plan will be paid.

Section 1.70 Trust Agreement. The agreement establishing and maintaining the Trust, as provided for in Article VIII, as the same may be amended from time to time.

Section 1.71 Trust Fund. All property of every kind held or acquired by a Trustee under the Trust Agreement established pursuant to Section 8.01.

Section 1.72 Trustee(s). The individual(s) and/or entity or entities appointed to administer and maintain the Trust in accordance with Article VIII.

Section 1.73 Valuation Date. Each day on which Company Stock is available to be publicly traded.

Section 1.74 Terms Defined Elsewhere.

Actual Contribution Percentage	Section 6.01
Actual Deferral Percentage	Section 6.01
After–tax Contributions	Section 3.02
Annual Additions	Section 7.02
Cash–out Distribution	Sections 4.03
Catch–up Contributions	Section 3.02
Claimant	Section 9.09
Determination Date	Section 11.06
Direct Rollover	Section 5.07
Distributee	Section 5.07
Eligible Retirement Plan	Section 5.07
Eligible Rollover Distribution	Section 5.07
Excess Aggregate Contributions	Section 6.01
Excess Amount	Section 7.02
Excess Contributions	Section 6.01
Excess Elective Deferrals	Section 7.01
Exempt Employee	Section 1.37
Gap Period	Section 7.01
Investment Funds	Section 8.05
Key Employee	Section 11.06
Limitation Year	Section 7.02
Matching Contribution	Section 3.04
Maximum Permissible Amount	Section 7.02
Non-Exempt Employee	Section 1.37
Non–Key Employee	Section 11.06
Permissive Aggregation Group	Section 11.06
Pre–tax Contributions	Section 3.02
Prior Profit Sharing Contributions	Section 3.06
Prior Profit Sharing Contributions Account	Section 3.06
Profit Sharing Contributions	Section 3.06

Required Aggregation Group	Section 11.06
Rollover Contributions	Section 3.09
Roth Contributions	Section 3.02
Section 16(b) Officer	Section 5.05
Top Heavy	Section 11.03
Transfer Contributions	Section 3.09

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01 Eligibility. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Except as provided in Schedule II (Bay State Union Employees) prior to January 1, 2014, any other Eligible Employee shall become a Participant effective upon such Eligible Employee’s Employment Commencement Date.

A.

Enrollment Generally. As soon as administratively practicable, the Plan Administrator shall notify each Eligible Employee that he is eligible to make contributions to the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Pre–tax Contributions, Roth Contributions or the After–tax Contributions portions of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Plan Administrator, or by following such other reasonable procedures as the Plan Administrator may implement. The Plan Administrator may establish rules and procedures governing the time and manner in which enrollments shall be processed.

B.

Automatic Enrollment; Notice of Participation. Except as provided herein, all Eligible Employees hired or rehired on or after the Effective Date shall be subject to the automatic enrollment and notice provisions of this subsection B. Notwithstanding the foregoing, the provisions of this subsection B shall not apply to Kokomo Union Employees hired before March 1, 2009, and NIPSCO Union Employees hired before June 1, 2009, who shall instead be subject to the general enrollment provisions set forth in Section 2.01A. In addition, the provisions of this subsection B shall be modified as set forth in Schedule II for Bay State Union Employees (i.e., this subsection applies with varied effective dates for different Bay State Union Employee groups and applies uniformly to all Bay State Union Employees hired on or after January 1, 2014). Pursuant to the provisions of this subsection B, an Eligible Employee shall be automatically enrolled in the Plan as of the first pay period following 30 days after his Employment Commencement Date (or Reemployment Commencement Date). Such Eligible Employee shall be deemed to have elected to contribute the percentage of his Compensation identified below in this subsection as a Pre–tax Contribution (the “Automatic Percentage Amount”) in accordance with Section 3.02A of the Plan, unless the Eligible Employee elects to contribute a different percentage of his Compensation or affirmatively elects not to contribute any portion of his Compensation.

(i)

For any Eligible Employee hired or rehired on or after January 1, 2008, but before January 1, 2014, the Automatic Percentage Amount shall be 3% of Compensation, subject to the provisions of any applicable collective bargaining agreements.

(ii)	For any non-union Eligible Employee hired or rehired on or after January 1, 2014, but before January 1, 2015, the Automatic Percentage Amount shall be 4% of Compensation.

(iii)

For any non-union Eligible Employee hired or rehired on or after January 1, 2015, or any NIPSCO Union Employee hired or rehired on or after January 1, 2015, the Automatic Percentage Amount shall be 6% of Compensation, subject to the provisions of any applicable collective bargaining agreements.

By his participation, the Participant shall be deemed to have agreed to abide by the provisions of the Plan. Unless otherwise provided above, the Automatic Percentage Amounts for Bay State Union Employees and NIPSCO Union Employees, and the effective dates thereof, are provided in Schedule II and Schedule III, respectively.

C.

Notice. Within a reasonable time (generally 30 to 90 days before each Plan Year, or, in the case of a newly eligible Participant, within the 90 days prior to and including the date of eligibility), the Plan Administrator shall give each Participant that will be or is enrolled in the Plan pursuant to this Section 3.01B a written notice of the Participant’s rights and obligations under the Plan’s automatic enrollment provisions in accordance with the provisions of Treasury Regulation Section 1.414(w)–1 and subsequent guidance. Such notice generally shall include a description of the following: (i) the circumstances of automatic deferrals; (ii) the Participant’s Automatic Percentage Amount; (iii) the Participant’s right to make a contrary deferral election as provided in Section 3.02 of the Plan; (iv) how contributions will be invested in the absence of any investment election by the Participant; (v) any Company contributions made on behalf of the Participant; and (vi) the Plan’s withdrawal and vesting provisions.

Any contributions pursuant to this automatic enrollment provision shall be reduced or stopped to meet the limitations under Code Sections 401(a)(17), 402(g) and 415 and to satisfy any suspension period required after a hardship distribution as described in Section 5.05.

Section 2.02 Participation Upon Re–Employment. Except as provided in Schedule II, an Eligible Employee who was a Participant shall again become a Participant on his Reemployment Commencement Date.

Section 2.03 Transfers Between Employers. For eligibility purposes, a Participant who transfers employment from one Employer to another Employer shall continue to be eligible to participate in the Plan if such Participant previously met the requirements of Section 2.01. In accordance with the Plan and Code, an Eligible Employee shall continue to be an Eligible Employee following a transfer between Employers as if such Eligible Employee had performed all Service during the Plan Year for the Employer to which the Eligible Employee last transferred.

Section 2.04 Changes in Participant’s Job Classification. A Participant who transfers to a classification of Employee that causes him to cease to meet the definition of Eligible Employee, or who is granted a leave of absence or placed on inactive status by an Employer, shall not be deemed to have terminated employment and shall not be entitled to a distribution based upon a Severance from Employment. While such Participant is employed by an Employer but not as an Eligible Employee, or is on an unpaid leave of absence or in inactive status, neither the Participant nor an Employer on his behalf shall make contributions to the Plan other than Rollover Contributions pursuant to Section 3.09. If the Participant is later employed by an Employer, transfers to a classification of Employee which is eligible to participate in the Plan, returns to employment immediately upon expiration of a leave of absence, or is restored to active status, contributions to the Participant’s account may resume under all applicable Plan provisions.

Section 2.05 Termination Of Participation. Subject to the provisions of Sections 2.02 and 2.04, an Employee who becomes a Participant shall remain a Participant until he or his Beneficiary is paid his entire Account Balance following his Severance Date.

ARTICLE III

CONTRIBUTIONS

Section 3.01 Individual Accounts. The Plan Administrator, or, if the Plan Administrator so determines, the Trustee, shall maintain an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account may be divided into separate subaccounts to the extent necessary to reflect different kinds of contributions, including “Pre–tax Contributions,” “Roth Contributions,” “Catch–up Contributions,” “After–tax Contributions,” “Matching Contributions,” “Profit Sharing Contributions,” “Next Gen Employer Contributions” and “Prior Profit Sharing Contributions, “ as defined below. If a Participant has made a “Rollover Contribution” or “Transfer Contribution,” as defined below, separate subaccounts shall be established for such contributions as well. The Plan Administrator will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 8.02. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 8.02. The Plan Administrator shall ensure that records are maintained for all Account allocations and related recordkeeping activities.

Section 3.02 Participant Contributions.

A.

Pre–tax Contributions. A Participant may elect to have his Employer make “Pre–tax Contributions” to the Trust on his behalf by following any deferral election procedures established pursuant to Section 3.03. Alternatively, in accordance with the automatic enrollment provisions of Section 2.01B, an Employer may make Pre–tax Contributions to the Trust on an automatic basis without the affirmative election of the Participant. The amount of Pre–tax Contributions that may be made on behalf of a Participant for any designated period shall be deducted from his Compensation and shall equal: (i) such whole percentage of his Compensation, in a range of 1% to 50%, as designated by the Participant in the salary reduction agreement; or (ii) if automatically enrolled pursuant to Section 2.01B, the Automatic Percentage Amount specified therein. For each calendar year or other taxable year of any Participant, each such Participant’s Pre–tax contribution shall not exceed $17,500 in 2014 ($18,000 in 2015 or such other dollar amount as the Commissioner of Internal Revenue may subsequently prescribe in accordance with Code Section 402(g)(5)). The Employer shall not make a Pre–tax Contribution to the Trust to the extent that the Contribution would exceed the Participant’s “Maximum Permissible Amount” as defined under Section 7.02.

B.

Catch–up Contributions. An Employee who is eligible to make Pre–tax Contributions or Roth Contributions under the Plan and who has attained age 50 before the close of the Employee’s taxable year shall be eligible to make “Catch–up Contributions” of not less than 1% but not more than 50% of Compensation in accordance with and subject to the limitations of Code Section 414(v). Such Catch–up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k))(12), 410(b), or 416, as applicable, by reason of the making of such Catch–up Contributions. For each Plan Year, each Participant’s Catch-up Contributions shall not exceed $5,500 in 2014 and $6,000 in 2015 (or such other dollar amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 414(v)(2)(B)). Catch–up Contributions may consist of Pre–tax Contributions and/or Roth Contributions at the Participant’s election. No Matching Contributions shall be contributed with respect to any Catch–up Contributions elected or deemed to have been made by a Participant.

C.

After–tax Contributions. For any Plan Year, each Participant shall be permitted to make contributions on an after–tax basis (“After–tax Contributions”) to the Trust in whole percentages between 1% and 25% of the Participant’s Compensation per pay period. All Participant After–tax Contribution elections shall be made at the time, in the manner, and subject to the conditions specified by the Plan Administrator, which shall prescribe uniform and nondiscriminatory rules for such elections. The Trustee will maintain a separate account for a Participant’s After–tax Contributions to which all income, expenses, gains and losses attributable to such contributions will be allocated. The Plan Administrator may establish whatever further procedures it deems necessary to facilitate After–tax Contributions.

D.

Roth Contributions. Effective January 1, 2010, a Participant may elect to have his Employer make “Roth Contributions” to the Trust on his behalf by following the deferral election procedures established pursuant to Section 3.03. Roth Contributions shall be irrevocably designated as Roth Contributions by the Participant in lieu of all or a portion of the Pre–tax Contributions the Participant is eligible to make under Section 3.02A(i) and shall be subject to the Compensation percentage and dollar limitations of Section 3.02A(i). Roth Contributions shall be treated by the Employer as includible in the Participant’s income at the time the Participant would have received the amount if not for the cash or deferred election to make the Roth Contributions. A Participant’s Roth Contributions shall be allocated to the Roth Contribution Account, a separate account to which all income, expenses, gains and losses attributable to such contributions will be allocated. No contributions other than Roth Contributions and properly attributable earnings will be credited to a Participant’s Roth Contribution Account.

Pursuant to the January 1, 2010 effective date for the election of Roth Contributions noted above, any reference to Roth Contributions in this document is applicable only on and after such date.

Notwithstanding anything in the Plan to the contrary, the sum of a Participant’s Pre–tax Contributions, Catch–up Contributions, Roth Contributions and After–tax Contributions shall not exceed 75% of such Participant’s Compensation.

Section 3.03 Elections, Changes and Suspensions of Participant Contributions. A Participant’s Compensation for a Plan Year shall be reduced by the amount of the allocation he elects for such Plan Year. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Plan Administrator, which shall prescribe uniform and nondiscriminatory rules for such elections, and shall become effective as of the first pay period as is administratively practicable after the election is properly made.

A Participant may change the rate of Pre–tax Contributions (including Catch–up Contributions, if any), Roth Contributions or After–tax Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant’s Pre–tax Contributions (including Catch–up Contributions, if any), Roth Contributions or After–tax Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Plan Administrator regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Plan Administrator in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Pre–tax Contributions (including Catch–up Contributions, if any), Roth Contributions or After–tax Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Plan Administrator, which rules and procedures may be changed from time to time.

Section 3.04 Matching Contributions. For each payroll period or such other interval as established by the Plan Administrator, each Employer shall deposit a “Matching Contribution” to the Trust in an amount provided in Schedule I. The Matching Contributions shall be allocated and invested in accordance with the provisions of Section 3.05. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s “Maximum Permissible Amount” under Section 7.02.

Section 3.05 Matching Contribution Allocation and Accrual of Benefit. Only Participants who have made Pre–tax Contributions, Roth Contributions or certain After–tax Contributions during the payroll period (or such other established interval) shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.04 and Schedule I. No Matching Contributions shall be made, however, with respect to Catch–up Contributions.

Except as provided in Schedule II, all Matching Contributions shall be allocated to the Company Stock Fund, pursuant to Section 8.07 and 8.08. All Matching Contributions shall be 100% vested and nonforfeitable at all times.

Section 3.06 Profit Sharing Contributions and Next Gen Employer Contributions. Except as provided in subparagraph C below, for each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion. Such contributions will be in the form of “Profit Sharing Contributions” (previously designated “Profit Participation Contributions” in the Plan 2006 Restatement) as described in subparagraph A and B below. In addition, as provided in subparagraph C below, the Employer shall make the “Next Gen Employer Contribution” described therein.

A.

Amount of Profit Sharing Contribution. The Profit Sharing Contribution made for a Plan Year shall be a stated percentage of the Compensation of the Participants entitled to receive allocations of such Profit Sharing Contribution for such Plan Year in accordance with the eligibility and allocation provisions set forth in Plan Section 3.07. The applicable percentage for each Plan Year shall be designated by the Committee, in its discretion exercised on a non–discriminatory basis, no later than the last day of the first quarter of the Plan Year following the Plan Year for which such percentage is applicable. For purposes of this Section 3.06A, Compensation for a Plan Year shall be defined as determined under the Annual Incentive Plan of an Employer in effect for such Plan Year, reduced by any amounts deferred to a nonqualified plan maintained by an Employer, as described in the definition of Compensation in Article I of the Plan. In allocating a Profit Sharing Contribution to a Participant’s Account, the Plan Administrator, subject to Section 11.01, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. In no event shall a Profit Sharing Contribution be made with respect to any Participant for any Plan Year to the extent such Profit Sharing Contribution would cause the limitations of Code Section 415 to be exceeded for such Participant for such Plan Year.

B.

Prior Profit Sharing Contributions. Prior to January 1, 2002, the Employer contributed other amounts as Profit Sharing Contributions to Participants as described in the Plan 2006 Restatement. The provisions relating to these “Prior Profit Sharing Contributions” including rules and conditions for eligibility, allocation, vesting, forfeitures, and investments, apply as set forth in the Plan 2006 Restatement. The Plan Administrator and/or Trustee shall maintain a “Prior Profit Sharing Contributions Account” to the extent that such contributions require a subaccount that is separate from the Profit Sharing Account.

C.

Next Gen Employer Contributions. Notwithstanding the foregoing, effective as of January 1, 2010, the Employer shall contribute each pay period to the Account of each Participant who is both an Eligible Employee and a Next Gen Employee at such time an amount equal to 3% of such Participant’s total Compensation for that pay period (as defined in Article I). Such contribution shall be a “Next Gen Employer Contribution.” This amount shall be payable to applicable Participants regardless of whether such Participants have elected to make Pre-Tax Contributions, Roth Contributions or any other elective deferrals to the Plan and regardless of the Participants’ status as of the end of the Plan Year. As provided in Section 3.07B, this Next Gen Employer Contribution shall be allocated to the Company Stock Fund and shall be 100% vested and nonforfeitable at all times. Eligibility for a Next Gen Employer Contribution under this subparagraph C shall not preclude eligibility for any other Profit Sharing Contribution under the terms contained herein.

Section 3.07 Profit Sharing and Next Gen Employer Contribution Allocation / Investment.

A.

Eligibility and Accrual. Each Eligible Employee meeting the allocation requirements of this Section is entitled to participate in Profit Sharing Contributions; provided, however, that if an Eligible Employee is subject to a collective bargaining agreement, such agreement must provide that the Employee is eligible for Profit Sharing Contributions. For Profit Sharing Contributions other than those Next Gen Employer Contributions described in Section 3.06C, the Plan Administrator shall determine the accrual of a Profit Sharing Participant’s benefit on the basis of the Plan Year. Although contributions may be made at other times (and therefore credited to Accounts at such other times), the Participant’s status as of the end of the Plan Year for which the contribution is made shall determine his entitlement to share in an allocation of such contribution, regardless of when credited to his Account. For Profit Sharing Contributions other than Next Gen Employer Contributions described in Section 3.06C, the Plan Administrator shall not allocate any portion of a Profit Sharing Contribution for a Plan Year to the Account of any Participant, if such Participant is not employed by the Employer on the last day of that Plan Year (for a reason other than retirement, Disability, or death). The Plan shall suspend the accrual requirement described herein if the Plan fails to satisfy the requirements of Code Section 410(b). Notwithstanding any other provision to the contrary, a Profit Sharing Contribution or Next Gen Employer Contribution shall not be allocated to a Participant’s Account to the extent the contribution would exceed the Participant’s “Maximum Permissible Amount” under Section 7.02.

B.

Allocation, Investment and Vesting. Subject to Article XI and except as provided for contributions described under section 3.06C, the Plan Administrator shall allocate and credit to the Account of each Participant who satisfies the conditions of Section 3.07A a percentage of the annual Profit Sharing Contribution in the ratio that the sum of the Participant’s total Compensation for the Plan Year bears to the sum of all such Participants’ total Compensation for the Plan Year. All Profit Sharing Contributions, including Next Gen Employer Contributions under Section 3.06C, shall be allocated to the Company Stock Fund, pursuant to Section 8.07 and 8.08. All Profit Sharing Contributions, including Next Gen Employer Contributions under Section 3.06C, shall be 100% vested and nonforfeitable at all times.

Section 3.08 Time and Form of Payment of Contribution. The Employer may pay its contribution for each Plan Year in one or more installment payments without interest. In the discretion of the Committee, such payments may be made to the Plan in the form of cash or Company Stock. The Employer must make its contribution which Participants have elected to defer under Section 3.02 as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant’s Compensation, or such later time as may be permitted by regulations under ERISA and Code Section 401(k). The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).

Section 3.09 Rollover and Transfer Contributions. The Trustee is authorized to accept and hold as part of the Trust Fund, assets transferred on behalf of an Employee, provided that such transfer satisfied any procedures or other requirements established by the Plan Administrator. The Trustee shall also accept and hold as part of the Trust Fund assets transferred in connection with a merger or consolidation of another plan with or into the Plan pursuant to Section 14.05 hereof and as may be approved by the Committee. In addition, the Trustee shall also accept “rollover” amounts (other than amounts attributable to after–tax contributions and earnings thereon) contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Plan Administrator in respect of a distribution made to or on behalf of such Employee from another plan pursuant to Section 14.05 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as “Transfer Contributions” if such amounts are subject to the special distribution rules described in Section 14.05 and as “”Rollover Contributions” if not subject to such rules. Rollover Contributions must conform to rules and procedures established by the Plan Administrator, including rules designed to assure the Plan Administrator that the funds so transferred qualify as a Rollover Contribution under the Code, including the rules specified in Section 5.07D herein.

Section 3.10 Return of Contributions. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Plan Administrator, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after:

A.	The Employer made the contribution by mistake of fact; or

B.	The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee shall not increase the amount of the Employer contribution returnable under this Section for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

ARTICLE IV

VESTING; TIME AND METHOD OF PAYMENT OF BENEFITS

Section 4.01 Vested Benefit. A Participant’s interest in his Account shall at all times be fully vested and nonforfeitable.

Section 4.02 Distribution Upon Severance From Employment, Disability or Death. Upon a Participant’s Severance from Employment, Disability or death, the Participant (or in the event of death, the Beneficiary) shall be entitled to receive the Participant’s entire Account Balance (reduced by any amount attributable to an outstanding loan made by the Participant pursuant to Section 5.08) in accordance with the provisions of this Article IV.

Section 4.03 Payment Timing. Upon Severance from Employment before age 65, the Trustee shall, subject to the consent requirements described in this Section, distribute the Participant’s Account Balance as set forth below. For purposes of the distribution timing rules, a “Cash–out Distribution” is a lump sum distribution of the Participant’s Account Balance.

A.	Timing Based on Account Balance Amount.

(i)

If the Participant’s Account Balance on the date the distribution commences is $1,000 or less ($5,000 prior to March 28, 2005), the Trustee shall pay such Account Balance to the Participant in the form of a single, lump sum Cash–out Distribution as soon as administratively practicable after the Participant’s Severance from Employment.

(ii)

If the Participant’s Account Balance on the date the distribution commences is more than $1,000 but less than $5,000, any distribution shall be automatically rolled over to an individual retirement account in the name of the Participant in accordance with Code Section 401(a)(31)(B)(i) and related regulations, unless the Participant otherwise consents to the distributions. For purposes of applying the rollover provisions of this subparagraph (ii) to an Account Balance consisting at least in part of a Roth Contribution Account, the amount of the Roth Contribution Account may be considered separately from the non-Roth portions of the Participant’s Account Balance for the sole purpose of determining whether such Roth Contribution Account shall be automatically rolled over to an individual retirement account under this subparagraph (ii) or paid to the Participant in the form of a single lump-sum distribution under subparagraph (i) above.

(iii)

If the Participant’s Account Balance on the date the distribution commences is greater than $5,000, such distribution shall be deferred until the Participant consents to the distribution (but no later than the Participant’s Required Beginning Date).

B.

Deferral of Distribution. If the Participant does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant’s Account in trust until the Participant files an application for distribution with the Plan Administrator. At that time, the Trustee shall commence payment of the Participant’s Account in accordance with the provisions of this Article IV; provided, however, if the Participant dies after terminating employment but prior to attaining age 65, the Plan Administrator, upon notice of the death and application for benefits filed by the Beneficiary, shall direct the Trustee to commence payment of the Participant’s Account to his Beneficiary in accordance with the provisions of Section 4.05.

C.

Consent Requirements. The Participant must consent in writing to the Plan Administrator’s direction to the Trustee to make a distribution to the Participant and to the form of the distribution if: (i) the Participant’s Account Balance on the date the distribution commences exceeds $1,000 ($5,000 prior to March 28, 2005), and (ii) the Plan Administrator directs the Trustee to make a distribution to the Participant prior to his attaining age 65.

The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant’s Account Balance is no longer immediately distributable. For any such notification after December 31, 2006, the description of a Participant’s right to defer receipt of a distribution will describe the consequences of failing to defer receipt, as required by regulations under Code Section 411(a)(11). Such notice shall be provided no less than 30 days and no more than 180 days prior to the date of distribution. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.

The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving Spouse) before the Participant attains, or would have attained if not deceased, age 65.

D.

Minimum Legal Distribution Requirements. Unless the Participant elects otherwise in writing, the Participant’s Account Balance shall be distributed not later than 60 days after the close of the Plan Year in which the later of the following events occurs:

(i)	The date the Participant attains age 65; or

(ii)	The date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.

In no event shall the distribution commence, nor shall the Participant elect to have distribution commence, later than the Required Beginning Date.

Furthermore, once distributions have begun to a Five–percent Owner (as defined in Code Section 416(i)), they must continue to be distributed, even if the Participant ceases to be a Five–percent Owner in a subsequent year.

In no event shall the payment commence later than the time prescribed by this Article IV or in a form not permitted under Article IV. The Plan Administrator shall make its determinations under this Article IV in a nondiscriminatory, consistent and uniform manner. The Participant shall be provided with the appropriate form to consent to the distribution direction, if required.

Section 4.04 Form of Benefit Payment. A Participant shall receive payment of his Account Balance in one of the following forms:

A.

In a single lump sum payment in cash, or if elected by the Participant or Beneficiary, in shares of Company Stock based on the number of whole shares allocated to the Company Stock Fund for the Participant; or

B.

In a partial lump sum payment in cash or, if elected by the Participant or Beneficiary, in shares of Company Stock, with the remainder of the Account paid later as elected by the Participant pursuant to this Section.

C.	In annual, semi–annual, quarterly, or monthly installments, on an equal or decrementing counter basis.

Notwithstanding the preceding provisions of this Section, unless the Participant otherwise elects, the distribution of the balance in his Account invested in the Company Stock Fund shall be in substantially equal annual or more frequent payments over a period not longer than the greater of five years, or in the case of the Participant whose balance in the portion of his Account invested in the Company Stock Fund exceeds $885,000, five years plus one additional year (but not more than five additional years) for each $175,000 or fraction thereof by which such balance exceeds $885,000, as adjusted pursuant to Code Section 409(o)(2).

Section 4.05 Distributions Upon Death. Upon the death of the Participant, the Participant’s Account Balance shall be paid in accordance with Code Section 401(a)(9) and Plan Sections 4.03 and 4.04.

In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

Section 4.06 Revised Required Minimum Distributions. The Participant’s Account Balance shall be distributed, as of the Required Beginning Date, in accordance with the minimum distribution requirements established by Code Section 401(a)(9) and the applicable Treasury Regulations thereunder.

A.

Effective Dates. Effective January 1, 2003, the Plan shall apply the provisions of this Section 4.06 for purposes of determining the required minimum distributions for calendar years beginning on or after January 1, 2003.

B.	Definitions. For purposes of this Section 4.06, the following definitions shall apply:

“Designated Beneficiary” is the individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)–1, Q&A–4 of the Treasury Regulations.

“Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

“Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)–9 of the Treasury Regulations.

“Participant’s Account Balance” is the Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

C.	Time And Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)

Death of Participant Before Distributions Begin. Subject to the provisions of Section 4.06F, if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

a.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70  1⁄2, if later.

b.

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

c.

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

d.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 4.06C(ii), other than subsection a, above, will apply as if the surviving Spouse were the Participant.

For purposes of this Section 4.06C(ii) and Section 4.06E, unless subsection d, above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection d applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection a, above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection a, above), the date distributions are considered to begin is the date distributions actually commence.

(iii)

Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 4.06D and 4.06E. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.

D.	Required Minimum Distributions During Participant’s Lifetime.

(i)

Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

a.

the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)–9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

b.

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)–9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 4.06D beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

E.	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

a.

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

1.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

3.

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

b.

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

a.

Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4.06E(i).

b.

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

c.

Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4.06C(ii)(a), this Section 4.06E(ii) will apply as if the surviving Spouse were the Participant.

F.

Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Section 4.06C(ii) of the Plan, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. This election will apply to all distributions.

G.	Special Provisions Regarding 2009 Required Minimum Distributions.

(i)

Default Provision. Notwithstanding the preceding provisions of this Section 4.06, a participant or beneficiary who would have been required to receive required minimum distributions for the 2009 calendar year under this Section and under the minimum distribution requirements of Code Section 401(a)(9) and applicable regulations thereunder, but for the enactment of section 401(a)(9)(H) of the Code (hereinafter “2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the participant or beneficiary chooses to receive such distributions.

(ii)

2009 Election. Participants and Beneficiaries described in the preceding paragraph will be given the opportunity to elect to receive the distributions described therein. In addition, notwithstanding this Section 4.06, and solely for purposes of applying the direct rollover provisions of the Plan, distributions of 2009 RMDs and Extended 2009 RMDs that would not be eligible rollover distributions without regard to section 401(a)(9)(H) will be treated as eligible rollover distributions.

Section 4.07 Designation of Beneficiary. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. A Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A Participant’s Beneficiary designation does not require spousal consent if the Participant’s Spouse is the Participant’s designated Beneficiary. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant’s filing the form with the Plan Administrator, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.

The Plan Administrator may determine the identity of the distributees of any benefit payable under the Plan and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate or other paper believed by it to be genuine, and upon any evidence believed by it sufficient. Any payment made in accordance with this Section shall be a complete discharge of obligations of the Plan Administrator and the Employers to the extent of such payment without regard to the application of any payment so made.

Section 4.08 Failure of Beneficiary Designation. If a Participant fails to name a Beneficiary in accordance with Section 4.07, or if the Beneficiary named by a Participant predeceases him, then the Participant’s benefits otherwise payable pursuant to this Section shall be paid:

A.	to his surviving Spouse, or if none,

B.	to his descendants, per stirpes, or if none,

C.	to his father and mother, in equal parts, or if none,

D.	to his brothers and sisters, in equal parts, or if none,

E.	to his estate.

Section 4.09 Special Rules for Transfer Accounts. By operation of relevant law and regulation (including, but not limited to, ERISA and the Code), any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions), Accordingly, notwithstanding any provision of this Article IV to the contrary, but only to the extent required to comply with Code Section 411(d)(6), the Plan Administrator shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.

Section 4.10 Distributions Under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section give the alternate payee the right to receive a form of payment not permitted under the Plan.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

If any portion of the Participant’s Account Balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Trustee shall segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments or to maintain a separate bookkeeping account of said amounts. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the the Plan Administrator shall direct the Trustee to distribute the separate account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the above–described 18–month period, the Plan Administrator shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Plan Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in the money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements of a qualified domestic relations order as defined in Section 414(p) of the Code and Section 206(d)(3)(B) of ERISA will not fail to be a qualified domestic relations order: (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the Participant begins receipt of benefits or after the Participant’s death. Such a domestic relations order is subject to the same requirements and protections that apply to qualified domestic relations orders.

Section 4.11 Lost Participant or Beneficiary. The Account of a Participant shall be forfeited if the Plan Administrator, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The Plan Administrator may allocate the forfeited Account in accordance with Section 10.21. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Plan Administrator shall prescribe uniform and non–discriminatory rules for carrying out this provision.

Section 4.12 Facility of Payment. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Plan Administrator may, in its discretion, direct the Trustee to take any one or more of the following actions:

A.	To apply such amount directly for the comfort, support and maintenance of such person;

B.	To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

C.

To pay such amount to any person selected by the Plan Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Plan Administrator may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Plan Administrator’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or gift to Minors Act, if such is permitted by the laws of the state in which such minor Beneficiary resides.

Payment pursuant to this Section shall fully discharge the Company, Committee, Trustee, Employer and the Plan from further liability on account thereof.

Section 4.13 No Distribution Prior to Severance From Employment, Death or Disability. Except as provided below, Pre–tax Contributions, Roth Contributions and Catch–up Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Severance from Employment, death or Disability.

Such amounts may also be distributed upon:

A.	Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.

B.	The hardship of the Participant, as described in Section 5.05 herein.

C.	The attainment by the Participant of age 59 1⁄2, as described in Section 5.04 herein.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

Section 4.14 Written Instruction Not Required. Any elections made or distributions processed under this Article IV may be accomplished through telephonic or similar instructions in accordance with the rules and procedures established by the Plan Administrator, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, may only be granted in writing.

ARTICLE V

WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS

Section 5.01 General Rules. This Article provides the rules that apply to a Participant’s request for a withdrawal from the Plan while the Participant is employed by an Employer.

A.

A Participant’s Account Balance, for purposes of in–service withdrawals shall be determined as of the Valuation Date coinciding with or immediately succeeding the date the request for withdrawal specified in such Sections is delivered to the Plan Administrator.

B.	Any withdrawal under Section 5.02, 5.03, 5.04 or 5.05 shall be paid to the Participant as soon as is reasonably practicable.

C.

All rules governing withdrawal privileges under this Article shall be administered by the Plan Administrator or its delegate in a uniform manner, and are subject to the claims procedure described in Section 9.07.

D.

Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Plan Administrator may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

E.	Any withdrawals under this Article V may be made in cash or, with respect to the portion of a Participant’s Account invested in the Company Stock Fund, in kind at the Participant’s election.

Section 5.02 Withdrawals of After–tax and Rollover Contributions. A Participant may elect to withdraw from either his After–tax Contribution Account or his Rollover Contribution Account at any time.

Section 5.03 Withdrawals of Matching Contributions and Profit Sharing Contributions.

A.

Upon application, a Participant who has completed 60 months as a Participant may elect to receive a distribution of all or any portion of his Matching Contribution Account and/or Profit Sharing Account, including if applicable the Next Gen Employer Contribution Account.

For Matching Contributions and/or Profit Sharing Contributions (including Employer Contributions) allocated prior to July 1, 2009, if a Participant has not completed 60 months as a Participant on the first day of the Plan Year in which a withdrawal request is made under this Section, any withdrawal of amounts from the Participant’s Matching Contribution Account and/or Profit Sharing Account (including the Next Gen Employer Contribution Account) pursuant to this Section shall be limited to the balance of such an Account derived from Matching

Contribution, Profit Sharing Contributions and Next Gen Employer Contributions in excess of such Matching Contributions, Profit Sharing Contributions and Next Gen Employer Contributions allocated to his Account during the current Plan Year and the two Plan Years preceding the Plan Year in which the withdrawal takes place, adjusted for gains, earnings and losses attributable thereto. For Matching Contributions. Profit Sharing Contributions and Next Gen Employer Contributions allocated on or after July 1, 2009, a Participant shall not be permitted to withdraw such contributions if the Participant has not completed 60 months as a Participant as of the first day of the Plan Year in which the withdrawal request is made under this Section.

B.

Withdrawals of Matching Contributions and/or Profit Sharing Contributions (including Next Gen Employer Contributions) under Subsection A above made prior to January 1, 2009 shall require a suspension of Participant deposits to the Plan for a period of six months. Withdrawals of such contributions on or after January 1, 2009 shall not require any suspension of Participant deposits to the Plan.

Section 5.04 Withdrawals at Age 59 1⁄2. Upon application, a Participant may, upon written request to the Plan Administrator, make withdrawals of any amount up to his entire Account Balance on or after he has attained age 59  1⁄2.

Section 5.05 Hardship Withdrawals. Subject to any additional legal restrictions on in–service withdrawal rights (such as those outlined in Section 4.13), upon the application, a Participant may withdraw all or a portion of his entire Account (excluding, on or after January 1, 1989, all trust earnings credited to the Pre–tax Contributions Account, Roth Contribution Account or Catch–up Contribution Account) if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

A.	Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:

(i)

Alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code Section 213(d)) previously incurred by the Participant or his Spouse, children, other dependents, or, effective as of August 17, 2006, Beneficiary, or necessary for such persons to obtain such care;

(ii)	Purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Participant;

(iii)	Expenditures necessary to prevent eviction from the Participant’s principal residence or foreclosure of a mortgage on the same;

(iv)

Financing the tuition and related educational fees for the next 12 months of post–secondary education for the Participant, his Spouse, his children, other dependents or, effective as of August 17, 2006, Beneficiary.

(v)	payments for funeral or burial expenses for the employee’s deceased parent, Spouse, child, dependent or, effective as of August 17, 2006, Beneficiary; or

(vi)

expenses to repair damage to the employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The last two financial needs specified in items (v) and (vi) above only apply to Plan Years beginning after 2005.

B.	A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)

The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;

(ii)	The Participant has elected to receive any and all dividends attributable to the Participant’s Account invested in the Company Stock Fund under Section 8.08.

(iii)

All plans maintained by the Employer provide that the Participant’s Pre–tax Contributions, Roth Contributions, Catch–up Contributions, or other Participant contributions will be suspended for 6 months after the receipt of the hardship distribution (which this Plan hereby so provides); and

(iv)

The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

C.

A Participant making an application under this Section 5.05 shall have the burden of presenting to the Plan Administrator evidence of such need, and the Plan Administrator shall not permit withdrawal under this Section without first receiving such evidence. If a Participant’s application for a hardship withdrawal is approved, the Plan Administrator shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.

D.

Notwithstanding the foregoing, in the event a Section 16(b) Officer requests a hardship distribution pursuant to this Section, any such distribution amount shall not be available in whole or in part from the portion of the Participant’s Account that is invested in the Company Stock Fund if restricted from transacting in Company stock by law or by the provisions of the Company’s Securities Trading Policy. For purposes of this Section, “Section 16(b)” Officer shall mean an officer of the Company who is subject to the short-swing profit recapture rules of section 16(b) of the Securities Exchange Act of 1934, as amended.

Section 5.06 Withdrawals During Military Service.

A.

Effective January 1, 2009, certain individuals performing military service shall have an additional in–service withdrawal right. Specifically, notwithstanding the definition of Compensation in Article I (stating in part that any Participant receiving differential wage payments shall be treated as an Employee) or any other provision herein to the contrary, for purposes of Code §401(k)(2)(B)(i)(I), and in accordance with Code §414(u)(12)(B), an individual shall be treated as having been severed from employment during any period the individual is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days. Accordingly, in accordance with Section 4.13, such Participant shall be eligible to take a distribution due to this considered Severance from Employment. However, the Plan will not distribute the benefit of such an individual without that individual’s consent, so long as the individual is receiving differential wage payments.

B.

Suspension of deferrals. If an individual elects to receive a distribution pursuant to this Section, the individual may not make an elective deferral or employee contribution during the 6–month period beginning on the date of the distribution.

Section 5.07 Direct Rollover and Withholding Rules.

A.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

B.	Definitions.

(i)

“Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (c) any hardship distribution. Effective January 1, 2007, an Eligible Rollover Distribution shall also include any After-tax Contributions or Roth Contributions (effective January 1, 2010) if such rollover distribution is made by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

(ii)

“Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), a tax sheltered annuity plan described in Code Section 403(b) or an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A) which agrees to separately account for amounts transferred into such plan, that accepts the distributor’s Eligible Rollover Distribution. The definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to the employee’s or former employee’s surviving Spouse or the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). Effective May 1, 2007, the definition of “Eligible Retirement Plan” also shall apply in the case of a distribution to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) established for the purpose of receiving such distribution on behalf of a non–spouse beneficiary of the Employee. For distributions made after December 31, 2007 to any Distributee (Participant or Beneficiary), an “Eligible Retirement Plan” shall include a Roth IRA described in Code Section 408A(b).

(iii)

“Distributee.” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. Effective May 1, 2007, the Employee’s non–spouse beneficiary also is a Distributee, but only for distributions to individual retirement accounts described in Code Section 408(a) or individual retirement annuities described in Code Section 408(b), as described in paragraph (ii) above.

(iv)	“Direct Rollover.” A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

C.

Special Rules Pertaining to Non–spouse Beneficiary Rollover Right. For distributions on or after May 1, 2007, a non–spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee–to–trustee transfer (“direct rollover”), may roll over all or any portion of his/her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution.

(i)

Certain requirements not applicable. Although a non–spouse beneficiary may roll over directly a distribution as provided in this Section 5.07, the distribution if made prior to January 1, 2010, is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). If a non–spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60–day” rollover.

(ii)

Trust Beneficiary. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(iii)

Required Minimum Distributions Not Eligible for Rollover. A non–spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his/her required beginning date and the non–spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5–year rule or the life expectancy rule, pursuant to Treas. Reg. Section 1.401(a)(9)–3, A–4(c), in determining the required minimum distributions from the IRA that receives the non–spouse beneficiary’s distribution

D.

Special Rules Pertaining to Rollovers of Roth Contributions. Notwithstanding Section 5.07A above, a Direct Rollover of an Eligible Rollover Distribution from a Participant’s Roth Contribution Account shall only be made to another Eligible Retirement Plan if such plan maintains a Roth elective deferral account thereunder and such plan is an “applicable retirement plan” as described in Code Section 402(A)(e)(1) or a Roth IRA described in Code Section 408A.

The Plan will accept a Rollover Contribution to the Roth Contribution Account on behalf of a Participant only if such Rollover Contribution is a Direct Rollover from another Roth elective deferral account under an applicable retirement plan described in Section Code 402A(e)(1). Where such Direct Rollover of Roth elective deferrals from an applicable retirement plan is made, the period for determining whether distributions of such amounts are qualified distributions (as defined in Code Section 402A(d)(2)) shall be determined according to the rules under Code Section 402A(d)(2)(B).

Section 5.08 Loans to Participants. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA and the provisions of this Section.

A.

General Rules. The Plan Administrator shall establish the procedures a Participant must follow to request a loan from his Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to a Former Participant, other than a Former Participant who is a Party–In–Interest as defined in Section 3(14) of ERISA whose Account has not been distributed.

In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Related Employer, exceed the lesser of (i) or (ii), below:

(i)

$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one–year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

(ii)

One–half of the value of the Participant’s Account. For purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Plan Administrator (or its delegate) or the Trustee, as applicable.

The minimum amount of any loan shall be $1,000.

B.

Term of Loan. The term of any loan shall be determined by mutual agreement between the Plan Administrator and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 15 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Plan Administrator.

C.

Security. Each loan shall be secured by no more than one–half of the vested portion the Participant’s nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made).

D.

Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Plan Administrator commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Notwithstanding the foregoing sentence, the Plan Administrator will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave, as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant–borrower.

E.

Party–In–Interest. The provisions of this Section shall apply to any Participant who is a Party–In–Interest (as defined in Section 3(14) of ERISA) and who retains an Account Balance in the Plan following termination of employment. Payments of principal and interest on a loan to any such Participant shall be made through direct debit from his bank account in accordance with the electronic loan payment procedures established by the Plan Administrator.

Such Participant’s Account Balance, except for the portion secured by the loan (or loans), may at any time be distributed pursuant to the applicable terms of the Plan. Notwithstanding the preceding sentence, a loan to a Participant to whom this subsection E applies shall become payable in full on the date such Participant receives a final distribution of his Account Balance

F.	Repayment Terms.

(i)

Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Plan Administrator and the Participant. The Plan Administrator shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction. In the event a Participant (or his Beneficiary or Spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant’s Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.

(ii)

Bank Debit. The provisions of this subsection F(ii) shall apply to any Participant who (a) terminates employment with all Employers on or after July 1, 2005, and (b) has an outstanding loan (or loans) as of his termination date. Payments of principal and interest on any such Participant’s loan (or loans) may be made through direct debit from his bank account, in accordance with the electronic loan payment procedures established by the Plan Administrator. If any such Participant does not authorize payments through direct debit from his bank account, his outstanding loan shall be considered in default.

Except as set forth in subsection E, no Participant described in this subsection F(ii) shall be entitled to receive any new loan pursuant to this Section 5.08 from and after the date of his termination of employment. The balance of his Account, except for the portion secured by the loan (or loans), may be distributed pursuant to the applicable terms of the Plan. A loan to a Participant to whom this subsection F(ii) applies shall become payable in full on the date such Participant receives a final distribution of his Account Balance.

(iii)

Suspension of Loan Payments during Disability Loan payments shall be suspended during a period of Disability of up to one year if the period of leave is unpaid or paid at a rate that does not accommodate a Participant’s scheduled loan repayments. Following the Participant’s return to employment after Disability or, if earlier, the expiration of the one-year period noted in the previous sentence, loan payments shall resume at an amount not less than that required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as the latest date permitted under Code Section 72(p)(2)(B). The latest permissible term of the loan determined under Code Section 72(p)(2)(B) shall not be extended due to the period of the Disability.

(iv)

Suspension of Loan Payments during Qualified Military Leave. Loan payments shall be suspended during a period of “qualified military service,” as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant’s timely reemployment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service).

G.

Restrictions on Loans. No Participant shall have more than two loans under this Section 5.08 outstanding at the same time. All loans will be paid by payroll deduction and a loan will be approved only if the Participant has sufficient income to support the required payroll withholdings.

H.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

I.

Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant’s Account. The Plan Administrator may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

J.	Procedure. The Plan Administrator will establish nondiscriminatory policies and procedures to administer Participant loans.

Section 5.09 Special Withdrawal Rules Applicable to Transfer Accounts. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax–qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant’s Plan interest, the Plan Administrator will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

ARTICLE VI

TESTING OF PRE–TAX, AFTER–TAX AND MATCHING CONTRIBUTIONS

Section 6.01 Definitions. For purposes of this Article, the following definitions shall apply:

A.

“Actual Deferral Percentage” means the average of the actual deferral ratios (calculated separately for each Eligible Employee) of the amount of Pre–tax Contributions and Roth Contributions actually made by the Eligible Employee for such Plan Year to the Eligible Employee’s Compensation for the period of time during such Plan Year that he participated in the Plan, rounded to the nearest one–hundredth of one percent.

B.

“Actual Contribution Percentage” means the average of the actual contribution ratios (calculated separately for each Eligible Employee) of the amount of Matching Contributions actually made by an Employer for the Eligible Employee for such Plan Year, plus the amount of After–tax Contributions made by the Eligible Employee during such Plan Year, to such Employee’s Compensation for the period of time during such Plan Year in which he participated in the Plan, rounded to the nearest one–hundredth of one percent.

C.

“Eligible Employee” means any Participant in the Plan and any Employee who would be eligible to make Pre–tax Contributions, Roth Contributions or After–tax Contributions to the Plan for a Plan Year but for a suspension due to a distribution or a failure to elect to participate in the Plan.

D.

“Excess Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Pre–tax Contributions and Roth Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii).

E.

“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the After–tax Contributions and Matching Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A).

F.	“Highly Compensated Eligible Employee” means an Eligible Employee who is a Highly Compensated Employee.

Section 6.02 Pre–tax and Roth Contributions: 401(k) Tests.

A.	Actual Deferral Percentage Test. The total amount of Pre–tax Contributions and Roth Contributions shall comply with either (i) or (ii) below for each Plan Year:

(i)	The Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25; or

(ii)

The Actual Deferral Percentage for Highly Compensated Eligible Employees shall not exceed the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0, provided that the Actual Deferral Percentage for the Highly Compensated Eligible Employees does not exceed that of all other Eligible Employees by more than two percentage points.

B.

The Actual Deferral Percentage for the Plan Year for any Highly Compensated Eligible Employee who is eligible to make Pre–tax Contributions or Roth Contributions under two or more plans that are qualified under Code Section 401(a) or 401(k) and that are maintained by an Employer or a Related Employer must be determined as if all such deferrals were made under a single plan. Plans may be aggregated only if they have the same Plan Year.

C.

In determining whether the requirements of Section 6.02A of the Plan are met, the Plan Administrator may aggregate plans on any basis as permitted under Code Section 401(a)(4) and Treasury Regulations thereunder.

D.

Pre–tax Contributions and Roth Contributions shall be taken into account for purposes of determining the Actual Deferral Percentage of any Eligible Employee for a Plan Year only if such Pre–tax Contributions and Roth Contributions relate to Compensation that either (1) would have been received by the Eligible Employee in such Plan Year (but for the election to make such Pre–tax Contributions or Roth Contributions), or (2) is attributable to services performed by the Eligible Employee in such Plan Year and would have been received by the Eligible Employee within 2  1⁄2 months after the end of such Plan Year (but for the election to make such Pre–tax Contributions or Roth Contributions).

E.

Pre–tax Contributions and Roth Contributions shall be taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for a Plan Year only if such Pre–tax Contributions and Roth Contributions are allocated to the Pre–tax Contributions Account and Roth Contribution Account, as applicable, of the Eligible Employee as of a date that occurs within such Plan Year. For this purpose, Pre–tax Contributions and Roth Contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent upon participation or performance of services after such date and the Pre–tax Contributions and Roth Contributions are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the Pre–tax Contributions and Roth Contributions relate.

F.

The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed

Section 6.03 Correction of Excess Contributions.

A.

If the amount of Pre–tax Contributions and Roth Contributions made for Highly Compensated Eligible Employees in a Plan Year would not comply with either clause (i) or (ii) in Section 6.02A above, then the Plan Administrator in its discretion may choose either (i), (ii) or (iii) below, or any combination, in order to comply with such tests:

(i)

In determining the Actual Deferral Percentage of Eligible Employees, the Plan Administrator may treat Matching Contributions, other than Matching Contributions used to meet the test in Section 6.04A, as Pre–tax Contributions; or

(ii)

The Excess Contributions can, with the consent of the applicable Highly Compensated Eligible Employees, be recharacterized as After–tax Contributions solely for the purposes of Sections 6.02 and 6.04 of the Plan, within 2  1⁄2 months after the related Plan Year, but only to the extent that it shall not cause the limitations in Section 6.04A to be exceeded, or

(iii)

The Excess Contributions for such Plan Year (including the income, gains and losses attributable to such contributions as provided in B below) shall be distributed by the last day of the following twelve–month period to Highly Compensated Eligible Employees. Excess Contributions attributable to each Highly Compensated Eligible Employee shall be determined according to the following leveling method:

1.

The Actual Deferral Percentage of the Highly Compensated Eligible Employee with the highest Actual Deferral Percentage for the Plan Year shall be reduced to the extent necessary to cause such Highly Compensated Eligible Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Eligible Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in Section 6.02 for such Plan Year.

2.

The dollar amount of each prospective reduction made pursuant to (1) next above shall be determined for each Highly Compensated Eligible Employee and all such dollar amounts for such Plan Year shall be aggregated.

3.

The total Pre–tax Contributions and, to the extent necessary, Roth Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of total Pre–tax Contributions and Roth Contributions for the Plan Year shall be reduced by the amount necessary to cause the amount of such Highly Compensated Eligible Employee’s total Pre–tax Contributions and Roth Contributions to equal the total amount of Pre–tax Contributions and Roth Contributions of the Highly Compensated Eligible Employee with the next highest total dollar amount of Pre–tax Contributions and Roth Contributions for such Plan Year. This process shall be repeated until the total amount of Pre–tax Contributions and, to the extent necessary, Roth Contributions so reduced equals the aggregate dollar amount determined in (2) next above. For purposes of this leveling method, any necessary reductions for Highly Compensated Employees shall be first taken from Pre–tax Contributions to the extent necessary to complete the reductions under this subparagraph (3). Should such Pre–tax Contributions for a Plan Year for any affected Highly Compensated Employee be exhausted by this method, any remaining reduction required under this subparagraph (3) shall then be taken from Roth Contributions, if available, for the affected Highly Compensated Employees.

Following completion of this process, the amount of Excess Contributions for each Highly Compensated Eligible Employee shall be equal to the total of his Pre–tax Contributions and Roth Contributions reduced pursuant to the aforementioned leveling method.

In the event of the complete termination of the Plan during the Plan Year in which Excess Contributions arose, such distributions are to be made after termination of the Plan and before the close of the 12–month period that immediately follows such termination. Any distribution of Excess Contributions may be made without regard to any notice or consent requirements of the Plan.

B.

The income, gains and losses allocable to Excess Contributions shall be the income, gains and losses attributable to such Excess Contributions for the Plan Year in which they occurred, determined pursuant to Code Section 401(k)(8). In addition, beginning with any Excess Contributions distributed on or after December 29, 2004, but not to include any Excess Contributions distributed after December 31, 2007, such income, gains and losses allocable to Excess Contributions shall include the income, gains and losses attributable to such Excess Contributions for the period commencing on the first day of the next Plan Year and ending on the date of distribution.

C.

For purposes of this Section, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made as of the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

D.

The amount of Excess Contributions to be distributed to, or recharacterized with respect to, a Highly Compensated Eligible Employee for a Plan Year shall be reduced by any Excess Contributions previously distributed to the Highly Compensated Eligible Employee for the taxable year of the Highly Compensated Eligible Employee ending with or within the same Plan Year, and Excess Contributions to be distributed to a Highly Compensated Eligible Employee for a taxable year of the Highly Compensated Eligible Employee shall be reduced by Excess Contributions previously distributed, or recharacterized with respect to, such Highly Compensated Eligible Employee for the Plan Year beginning in such taxable year.

E.

An amount of Matching Contributions attributable to the Pre–tax Contributions and, to the extent necessary, Roth Contributions distributed to a Highly Compensated Eligible Employee as an Excess Contribution pursuant to clause (iii) of Section 6.03A shall also be distributed to the applicable Highly Compensated Eligible Employee by the last day of the 12–month period following the end of the Plan Year in which such Excess Contributions occurred.

F.

Excess Contributions that are recharacterized pursuant to clause (ii) Section 6.03A shall be nonforfeitable and fully vested and shall be subject to the distribution limitations set forth in Section 4.13 that are applicable to Pre–tax Contributions and Roth Contributions.

G.

For purposes of this Section, the Actual Deferral Percentage for Highly Compensated Eligible Employees and for Eligible Employees who are not Highly Compensated Eligible Employees shall be determined for the current Plan Year.

Section 6.04 After–tax and Matching Contributions: 401(m) Tests.

A.

Actual Contribution Percentage Test. The total amount of Matching Contributions as described in Section 3.04, except for any Matching Contributions used to satisfy the test in Section 6.02A, plus the total amount of After–tax Contributions as described under Section 3.02C, including any amount recharacterized as an After–tax Contribution under Section 6.03A(ii) above shall comply with either (i) or (ii) below for each Plan Year:

(i)	The Actual Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

(ii)

The Actual Contribution Percentage for Highly Compensated Eligible Employees shall not exceed the Actual Contribution Percentage of all other Eligible Employees multiplied by 2.0, provided that the Actual Contribution Percentage for the Highly Compensated Eligible Employees does not exceed that of all other Eligible Employees by more than two percentage points.

B.

The Actual Contribution Percentage for the Plan Year for any Highly Compensated Eligible Employee who is eligible to receive Matching Contributions or to make After–tax Contributions under two or more plans that are qualified under Code Section 401(a) or 401(k) and that are maintained by an Employer or a Related Employer, must be determined as if all such contributions were made under a single plan. Plans may be aggregated only if they have the same Plan Year.

C.	In determining whether the requirements in Section 6.04A are met, the Plan Administrator may aggregate plans as permitted under Code Section 401(a)(4) and Treasury Regulations thereunder.

D.

The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

Section 6.05 Correction of Excess Aggregate Contributions.

A.

If the amount of Matching Contributions plus After–tax Contributions made for Highly Compensated Eligible Employees in a Plan Year would not comply with either clause (i) or (ii) in Section 6.04A above, then the Plan Administrator in its discretion shall choose either (i) or (ii) below in order to comply with such tests:

(i)

The Pre–tax Contributions and, to the extent necessary, Roth Contributions of nonhighly compensated Eligible Employees shall be recharacterized as Matching Contributions to the extent necessary to comply with either clause (i) or (ii) in Section 6.04A, provided that the Code Section 401(k) test for Pre–tax Contributions and Roth Contributions (as described in 6.02A(i) or (ii)) shall still be met both before and after such recharacterization; or

(ii)

The Excess Aggregate Contributions for such Plan Year (including any income, gains or losses attributable to such contributions as provided in paragraph (b) below) shall be distributed by the last day of the following 12–month period to Highly Compensated Eligible Employees. Excess Aggregate Contributions attributable to each Highly Compensated Eligible Employee shall be determined according to the following leveling method:

1.

The Actual Contribution Percentage of the Highly Compensated Eligible Employee with the highest Actual Contribution Percentage for the Plan Year shall be reduced to the extent necessary to cause such Highly Compensated Eligible Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Eligible Employee with the next highest Actual Contribution Percentage for such Plan Year. This process shall be repeated until the Plan satisfies one of the tests set forth in Section 6.04 for such Plan Year.

2.

The dollar amount of each reduction made pursuant to (1) next above shall be determined for each Highly Compensated Eligible Employee and all such dollar amounts for such Plan Year shall be aggregated.

3.

The Matching Contributions and After–tax Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of Matching Contributions and After–tax Contributions for the Plan Year shall be reduced to the extent necessary to cause the amount of such Highly Compensated Eligible Employee’s Matching Contributions and After–tax Contributions to equal the amount of Matching Contributions and After–tax Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Matching Contributions and After–tax Contributions. This process shall be repeated until the total amount of Matching Contributions and After–tax Contributions so reduced equals the aggregate dollar amount in (2) next above.

The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are recharacterized as After–tax Contributions pursuant to clause (ii) of Section 6.03A. The amount of Excess Aggregate Contributions to be distributed to each Highly Compensated Eligible Employee pursuant to this clause (ii) for a Plan Year shall be distributed on a pro rata basis from the After–tax Contributions made by such Highly Compensated Eligible Employee for such Plan Year and the Matching Contributions allocable to the Matching Contribution Account of the Highly Compensated Eligible Employee for such Plan Year.

In the event of the complete termination of the Plan during the Plan Year in which an Excess Aggregate Contribution arose, such distributions are to be made after termination of the Plan and before the close of the 12–month period that immediately follows such termination. Any distribution of Excess Aggregate Contributions may be made without regard to any notice or consent requirements of the Plan.

B.

The income, gains and losses allocable to Excess Aggregate Contributions shall be such income, gains and losses attributable to such Excess Aggregate Contributions for the Plan Year in which they occurred, determined pursuant to Code Section 401(m)(6). In addition, beginning with any Excess Aggregate Contributions distributed on or after December 29, 2004, but not to include any Excess Aggregate Contributions distributed after December 31, 2007, such income, gains and losses allocable to Excess Aggregate Contributions shall include the income, gains and losses attributable to such Excess Aggregate Contributions for the period commencing on the first day of the next Plan Year and ending on the date of distribution.

C.

For purposes of this Section 6.05, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made as of the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

D.

For purposes of this Section 6.05, the Actual Contribution Percentage for Highly Compensated Eligible Employees and for Eligible Employees who are not Highly Compensated Eligible Employees shall be determined for the current Plan Year.

Section 6.06 Alternative to Distribution of Excess Amounts. In lieu of distributing Excess Contributions as provided in Section 6.03, or Excess Aggregate Contributions as provided in Section 6.05, and to the extent elected by the Plan Administrator, with respect either to all or some Employers or groups, the Employer may make “Qualified Non-elective Contributions” on behalf of Non-highly Compensated Employees (or all Employees) that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance with this Section.

For purposes of this Article, “Qualified Non-elective Contributions” shall mean contributions made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are vested when made; and that are distributable only in accordance with the distribution provisions that are applicable to Pre-Tax Contributions. Qualified Non-elective Contributions shall be allocated to Participants’ Accounts either (i) in the same proportion that each Participant’s Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable) or (ii) in a flat dollar amount, as determined by the Plan Administrator. Qualified Non-elective Contributions may be made only with respect to eligible Participants within one or more Employers or divisions or with respect to all eligible Participants, as determined by the Plan Administrator.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

Section 7.01 Dollar Limitations on Pre–tax Contributions.

A.

Code Section 402(g) Limitation. In no event shall the sum of (i) a Participant’s Pre–tax Contributions for any calendar year (ii) a Participant’s Roth Contributions and (iii) any other “elective deferrals” (as defined in Code Section 402(g)(3)) for any calendar year, exceed the dollar limitation set forth in Code Section 402(g) ($17,500 for 2014, $18,000 for 2015, and as adjusted thereafter), except to the extent Catch–up Contributions are permitted under Plan Section 3.02B and Code Section 414(v).

B.

Distribution of Excess Deferrals. In the event that the aggregate amount of Pre–tax Contributions and Roth Contributions by a Participant exceeds the maximum dollar limitation as determined under subsection A above, the amount of such excess Pre–tax Contributions and Roth Contributions (the “Excess Elective Deferrals”), increased by any income and decreased by any losses attributable thereto, shall be returned to the Participant no later than April 15th of the calendar year following the calendar year for which the Pre–tax Contributions and Roth Contributions were made.

C.

Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss for the calendar year in which such contributions occurred. Effective for the taxable year beginning January 1, 2007 and ending December 31, 2007, any refunds of Excess Elective Deferrals shall be adjusted for income or loss up to the date of distribution (the “Gap Period”). For taxable years beginning after December 31, 2007, adjustment for income or loss during the Gap Period shall not be required. The income or loss allocable to Excess Elective Deferrals is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such Excess Elective Deferrals would otherwise be credited with gain or loss for the Gap Period if the total Account were to be distributed, the allocable gain or loss during that period.

The Plan Administrator may use any reasonable method for computing the income allocable to Excess Elective Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Elective Deferrals merely because the income allocable to such contributions is determined on a date that is no more than seven days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under applicable Treasury Regulations.

Section 7.02 Annual Additions –– Definitions. For purposes of Section 7.03, the following definitions and rules of interpretation shall apply:

A.	“Annual Additions.” The sum of the following amounts credited to a Participant’s Account for any Limitation Year:

(i)	Employer contributions;

(ii)	Employee contributions (not including Catch–up Contributions); and

(iii)	Forfeitures, if any.

Except to the extent provided in Treasury Regulations, Annual Additions also include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post–retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer.

Annual Additions shall not include the following: (i) Transfer Contributions; (ii) Rollover Contributions; (iii) reinvestment of dividends pursuant to Section 8.08; and (iv) restorative payments allocated to a Participant’s Account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated.

B.

“Excess Amount.” For a Participant for each Limitation Year, the excess, if any of (i) the Annual Additions that would be credited to his Account under the terms of the Plan without regard to Code Section 415 over (ii) the maximum Annual Additions allowed under Code Section 415(c)(1)(A).

C.	“Limitation Year.” The Plan Year.

D.	“Maximum Permissible Amount.” The Maximum Permissible Amount with respect to any Participant shall be the lesser of:

(i)	$52,000 for 2014 ($53,000 for 2015, and thereafter as adjusted for increases in cost–of–living under Code Section 415(d)), or

(ii)	100% of the Participant’s Compensation for the Limitation Year.

The Compensation limit set forth in (ii) above, shall not apply to any contribution for medical benefits after separation from Service (within the meaning of Code Section 401(h) or Code Section 419(f)(2)), which is otherwise treated as an Annual Addition.

Section 7.03 Limitations Under Code Section 415. The amount of the Annual Addition that may be credited under the Plan to any Participant’s Account, or that may be credited to such Participant under any other qualified plan, welfare benefit fund (as defined in Code Section 419(e)) or an individual medical account (as defined in Code Section 415(1)(2)), maintained by an Employer, for any Limitation Year shall not exceed the Maximum Permissible Amount.

The following provisions shall apply:

A.

Notwithstanding anything contained in the Plan to the contrary, the provisions of the Plan shall at all times comply with the limitations, adjustments and other requirements prescribed in Code Section 415 and the Treasury Regulations thereunder, the terms of which are specifically incorporated herein by reference.

B.

Subject to the provisions of subsection F, if the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of (i) reasonable error in estimating such Participant’s Compensation, (ii) reasonable error in determining the amount of elective deferrals within the meaning of Code Section 402(g)(3) (that may be made with respect to such Participant) or (iii) under such other limited facts and circumstances that the Commissioner of Internal Revenue (pursuant to Treasury Regulation Section 415–6(b)(6)) finds justify the availability of this Section), the After–tax Contributions, Pre–tax Contributions and Roth Contributions made by or with respect to such Participant shall be distributed to him, to the extent that any such distribution would reduce the amount in excess of the limits of this Section. Any amount in excess of the limits of this Section remaining after such distribution shall be placed, unallocated to any Participant, in a designated Plan account (“Suspense Account.”) If a Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Suspense Account must be allocated to the Participants’ Accounts (subject to the limits of this Section) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Section shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years), as necessary, for that Participant. However, if that Participant is not covered by the Plan as of the end of the applicable Limitation Year, then the excess amounts must be held unallocated in the Suspense Account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. The Suspense Account shall not share in the valuation of Participants’ Accounts, and the allocation of earnings set forth in Section 8.02 of the Plan and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining Accounts hereunder as set forth in Section 8.02.

C.

Prior to determining a Participant’s actual Compensation for the Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year uniformly determined for all Participants similarly situated.

D.

As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

E.

If pursuant to subsections B and D there is an Excess Amount to be distributed to a Participant covered by the Plan at the end of the Limitation Year, the excess shall be disposed of by the Plan Administrator as follows:

(i)	After–tax Contributions, adjusted for earnings, gains and losses allocable thereto, shall be returned to the Participant, to the extent they would reduce the Excess Amount.

(ii)

If, after the application of paragraph (i), an Excess Amount still exists, Pre–tax Contributions, adjusted for earnings, gains and losses allocable thereto, shall be returned to the Participant, to the extent they would reduce the Excess Amount.

(iii)

If, after the application of paragraph (i) and (ii), an Excess Amount still exists, Roth Contributions, adjusted for earnings, gains and losses allocable thereto, shall be returned to the Participant, to the extent they would reduce the Excess Amount.

(iv)

If, after the application of paragraphs (i), (ii) and (iii), an Excess Amount still exists, the Excess Amount in the Suspense Account shall be used to reduce Matching Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary

F.

Effective for any Limitation Year beginning on or after July 1, 2007, and anything herein to the contrary notwithstanding, if there is an Excess Amount to be distributed to a Participant covered by the Plan at the end of the Limitation Year, the Employer may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS), or any successor thereto.

ARTICLE VIII

TRUST CREATION, ALLOCATION AND INVESTMENTS

Section 8.01 Establishment of Trust. On behalf of the Plan, an agreement has been executed (the “Trust Agreement”) to establish a trust to hold the assets of the Plan (the “Trust”) and to appoint one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced by the Committee or said Trust Agreement is terminated. The Committee may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

Section 8.02 Accounting and Adjustments. With respect to each Participant, the Plan Administrator and Trustee may maintain separate subaccounts (for accounting purposes only) to reflect the different kinds of contributions made to the Plan, as follows: Pre–tax Contributions Account, Roth Contributions Account, Catch–up Contributions Account, After–tax Contribution Account, Matching Contribution Account, Profit Sharing Account, Next Gen Employer Contribution Account, Prior Profit Sharing Account, Rollover Account and Transfer Account(s), if any, and any additional subaccounts as needed.

Amounts credited to such subaccounts shall be allocated among the Participant’s designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Plan Administrator shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant’s Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

Section 8.03 Value of Participant’s Account. The value of each Participant’s Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Plan Administrator. Periodically, on a frequency determined by the Plan Administrator and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.

Section 8.04 Investment Funds. The Committee and the Trustee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Committee reserves the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

Notwithstanding any other provisions of the Plan, assets of the Trust may be invested in any collective investment fund or funds, including common and group trust funds presently in existence or hereafter established. The assets so invested shall be subject to all the provisions of the instruments establishing such funds as they may be amended from time to time, and which are hereby incorporated by reference.

Section 8.05 Participant Direction of Investment. The Plan Administrator and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. Nothing in this or any other provision of the Plan shall require the Trustee or the Plan Administrator to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Committee in its discretion.

Each Participant shall, in accordance with procedures established by the Plan Administrator and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Plan Administrator may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Plan Administrator, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on–line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.

Notwithstanding any provision to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.

Section 8.06 Administration of Investment Designations.

A.

Affirmative Direction. The Trustees shall invest and reinvest the Account as the Participant shall instruct the Plan Administrator, according to the provisions of Section 8.05 by such means of instruction as provided by the Plan Administrator. The instructions of a Participant shall remain in force until altered by him. With the exception of automatic Pre–tax Contributions, no contributions may be authorized by or made for a Participant unless an investment instruction with respect to such contributions is provided by him prior to the date such contributions are authorized or delivered. A Participant shall not be allowed to withdraw all prior investment instructions unless simultaneous therewith he delivers new investment instructions.

B.

Default Investments. To the extent that a Participant fails to give the investment directions contemplated in subsection A above with respect to automatic Pre–tax Contributions, the Participant’s Account related to such contributions shall be invested in such default investment fund(s) established by the Committee in its discretion. In addition, with respect to any Rollover Contributions for a Participant who fails to give the investment directions contemplated in subsection A above, the Participant’s Account related to such contributions shall be invested in such default investment fund(s) established by the Committee in its discretions, which such fund(s) may or may not be the same fund(s) established for automatic Pre-Tax Contributions. In establishing such default investment fund(s), the Committee may elect to comply with the rules and regulations applicable to “qualified default investment alternatives” as established by the Department of Labor pursuant to Section 404(c)(5) of ERISA.

C.

Changing Designations. Any investment election given by a Participant for investment of his Account shall continue in effect until changed by the Participant or Beneficiary. A Participant or Beneficiary may change his current investment election as to his future Account in accordance with procedures established by the Plan Administrator.

Section 8.07 Special Rules Pertaining to Investment of Matching Contributions, Profit Sharing Contributions and Next Gen Employer Contributions. Except as provided in Schedule II, all Matching Contributions, Profit Sharing Contributions (whether made in the form of cash or Company Stock, pursuant to Section 3.08) and Next Gen Employer Contributions shall initially be invested in the Company Stock Fund. Thereafter, in accordance with the provisions of Section 8.05 and 8.06. a Participant may elect to change such investment designation to a different Investment Fund. Effective January 1, 2007, with respect to the Participant’s ability change such investment designation, the following provisions shall apply: (1) the Plan shall offer not less than three different Investment Funds, other than the Company Stock Fund, to which the Participant may direct the proceeds of divestment of Company Stock, each of which options is diversified and has materially different risk and return characteristics; (2) the Plan shall provide reasonable divestment and reinvestment opportunities no less than quarterly; and (3) except as provided in regulations, the Plan shall not impose restrictions or conditions on the investment of Company Stock which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

Section 8.08 Special Rules Pertaining to the Company Stock Fund.

A.

Dividends. Dividends attributable to a Participant’s Account invested in the Company Stock Fund shall, at the election of the Participant, be payable to him in cash or reinvested in the Company Stock Fund. Such election shall be made no later than 15 days before the date on which such dividend is paid by the Company. Any Participant who fails to make a timely election shall have dividends attributable to the investment of his Account in the Company Stock Fund reinvested in the Company Stock Fund. Notwithstanding the previous sentences, any dividend payment less than $10 shall be so reinvested.

B.	Procedures for Voting.

(i)

When the issuer of Company Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a summary of the items being voted upon to be simultaneously sent to the Trustee. Based on this summary the Trustee shall prepare a voting instruction form. At the time of mailing of the notice of each annual or special stockholders’ meeting of the Company, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock credited to the Participant’s Account. For purposes of this Section, the number of shares of Company Stock deemed “credited” to the Participant’s Account, attributable to the Company Stock Fund, shall be determined as of the last preceding valuation date for which an allocation has been completed and Company Stock has actually been credited to Participants’ Accounts. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

(ii)

Each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock credited to the Participant’s Account. Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Committee; these directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as directed by the Participant. The Trustee shall not vote shares of Company Stock credited to a Participant’s Account for which it has received no directions from the Participant. Notwithstanding the foregoing, effective November 1, 2011, the Trustee shall vote shares of Company Stock that are credited to a Participant’s Account and for which it has received no directions from the Participant, in the same proportion as it votes those shares for which it has received voting direction from Participants.

(iii)

The Trustee shall vote that number of shares of Company Stock not credited to Participants’ Accounts, which is determined by multiplying the total number of shares not credited to Participants’ Accounts by a fraction, the numerator of which is the number of shares of Company Stock credited to Participants’ Accounts for which the Trustee received voting directions from Participants and the denominator of which is the total number of shares of Company Stock credited to Participants’ Accounts. The Trustee shall vote those shares of Company Stock not credited to Participants’ Accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares credited to Participants’ Accounts for which it received voting directions from Participants. The Trustee shall not vote the remaining shares of Company Stock not credited to Participants’ Accounts.

C.	Procedures for Tendering.

(i)

Upon commencement of a tender offer for any securities held in the Trust that are Company Stock, attributable to the Company Stock Fund, the Company shall notify each Participant of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Company Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Company Stock credited to the Participant’s Account. The Company shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

(ii)

Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock credited to the Participant’s Account. Directions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing. The Trustee shall tender or not tender shares of Company Stock as directed by the Participant. The Trustee shall not tender shares of Company Stock credited to Participants’ Accounts for which it has received no directions from the Participants. Directions received from Participants shall be held in confidence by the Trustee and shall not be divulged to the Company or any officer or employee thereof or any other person.

(iii)

The Trustee shall tender that number of shares of Company Stock not credited to Participants’ Accounts which is determined by multiplying the total number of shares of Company Stock not credited to Participants’ Accounts by a fraction, the numerator of which is the number of shares of Company Stock credited to Participants’ Accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination) and the denominator of which is the total number of shares of Company Stock credited to Participants’ Accounts.

(iv)

A Participant who has directed the Trustee to tender some or all of the shares of Company Stock credited to the Participant’s Account may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Company Stock not credited to Participants’ Accounts have been tendered, the Trustee shall redetermine the number of shares of Company Stock that would be tendered if the date of the tender offer withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Company Stock not credited to Participants’ Accounts necessary to reduce the amount of tendered Company Stock not credited to Participants’ Accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(v)

A direction by a Participant to the Trustee to tender shares of Company Stock credited to the Participant’s Account shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each Participant’s Account from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that Account.

ARTICLE IX

PARTICIPANT ADMINISTRATIVE PROVISIONS

Section 9.01 Personal Data to Committee. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator shall advise each Participant of the effect of his failure to comply with its request.

Section 9.02 Address For Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator, from time to time, in writing, or otherwise notify the Plan Administrator (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

Section 9.03 Assignment or Alienation. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

Section 9.04 Notice of Change in Terms. Within the time prescribed by ERISA and the applicable regulations, the Plan Administrator, on behalf of the Employer, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

Section 9.05 Litigation Against the Trust. If any legal action filed against the Trustee, the Plan Administrator, the Committee, or against any member or members of the Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Plan Administrator, the Committee, or any member or members of the Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.

Section 9.06 Information Available. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section in the Company’s offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section. The Employer may make a reasonable charge to the requesting person for the copy so furnished.

Section 9.07 Special Rules Relating to Veterans Reemployment Rights Under USERRA. The following special provisions of this Section shall apply to an Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”) following a period of qualifying military service (as determined under USERRA):

A.	Each period of qualifying military service served by an Employee or Participant shall, upon such reemployment, be deemed to constitute service with an Employer for all purposes of the Plan.

B.

The Participant shall be permitted to make up Pre–tax Contributions and Roth Contributions missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant’s reemployment with an Employer following his period of qualifying military service and extending over the lesser of (1) the product of three and the Participant’s period of qualifying military service, and (2) five years, to make up such missed Pre–tax Contributions and Roth Contributions.

C.

If an Employer made any Matching Contributions, Profit Sharing Contributions or Next Gen Employer Contributions to the Plan during the period of qualifying military service, it shall make a Matching Contribution, Profit Sharing Contribution or Next Gen Employer Contribution, as applicable, on behalf of the Participant upon the Participant’s reemployment following his period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

D.

An Employer shall not (1) credit earnings to a Participant’s Accounts with respect to any Pre–tax Contribution, Roth Contribution, Matching Contribution, Profit Sharing Contribution or Next Gen Employer Contribution before such contribution is actually made, or (2) make up any allocation of forfeitures, with respect to the period of qualifying military service.

E.

For all purposes under the Plan, including an Employer’s liability for making contributions on behalf of a reemployed Participant as described above, the Participant shall be treated as having received Compensation from an Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant’s average rate of Compensation during the 12–month period immediately preceding such period.

F.

If the Participant makes a Pre–tax Contribution or Roth Contribution, or an Employer makes a Matching Contribution, Profit Sharing Contribution or Next Gen Employer Contribution in accordance with the foregoing provisions of this Section 9.07, such contributions shall not be subject to any otherwise applicable limitation under Code Sections 402(g), 404(a) or 415, and shall not be taken into account in applying such limitations to other Pre–tax, Roth, Matching, Profit Sharing or Next Gen Employer Contributions under the Plan, or any other plan, with respect to the year in which such contributions are made, and such contributions shall be subject to these limitations only with respect to the year to which such contributions relate and only in accordance with Treasury Regulations prescribed by the Internal Revenue Service; and

G.	The Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(m), 410(b), or 416 by reason of such contributions.

Section 9.08 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee (or its delegate). Benefits under the Plan shall be paid only if the Committee, in its discretion, decides that the Claimant is entitled to them. If the Committee wholly or partially denies a claim for benefits, the Committee (or its delegate) shall, within a reasonable period of time, but no later than 90 days after receiving the claim, notify the Participant or Beneficiary (the “Claimant”) in writing of the denial of the claim. If the Committee (or its delegate) fails to notify the Claimant in writing of the denial of the claim within 90 days after the Committee receives it, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the Claimant, and shall contain:

A.	The specific reason or reasons for denial of the claim;

B.	Specific references to the pertinent Plan provisions upon which the denial is based;

C.	A description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

D.	An explanation of the Plan’s review procedure.

Within 60 days of the receipt by the Claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the Claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the Claimant’s claim for benefits, including the conducting of a hearing, if the Committee deems one necessary. In connection with the Claimant’s appeal of the denial of his benefit, the Claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after receiving the Claimant’s request for review, unless, in the discretion of the Committee, special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the 60–day period may be extended to 120 days. The Committee shall notify the Claimant in writing of any such extension. Notwithstanding the foregoing, if the Committee’s meeting schedule is such that it holds regularly scheduled meetings at least quarterly, the Committee’s final determination with respect to the applicant’s application for review may be made within the period outlined in Department of Labor Regulations Section 2560.503-1(i)(1)(ii) in lieu of the 60-day period (120-day period if extended due to special circumstances) described above.

The decision upon review shall (1) include specific reasons for the decision, (2) be written in a manner calculated to be understood by the Claimant and (3) contain specific references to the pertinent Plan provisions upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

If such final determination is favorable to the Claimant, it shall be binding and conclusive. If such final determination is adverse to such Claimant, it shall be binding and conclusive unless the applicant notifies the Committee within 90 days after the mailing or delivery to him by the Committee of its determination that he intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.

ARTICLE X

ADMINISTRATION OF THE PLAN

Section 10.01 Allocation of Responsibility Among Fiduciaries For Plan and Trust Administration. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Committee shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan or the Trust. The Committee shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Committee shall be the “plan administrator” and the ‘named fiduciary” within the meaning of Title I of ERISA. In addition, the Committee shall have the specific delegated powers and duties described in the further provisions of this Article X and such further powers and duties as specified in the Committee charter. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.

Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

Section 10.02 Appointment of Committee. The NiSource Benefits Committee (the “Committee”) has administrative and investment responsibilities with respect to the Plan. In accordance with the Committee charter, the Chief Executive officer of the Company (the “CEO”) has the authority to appoint and remove members of the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

Section 10.03 Committee Procedures. The Committee may act at a meeting or in writing without a meeting, pursuant to the applicable Committee charter. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority of members or of a quorum of members, including actions in writing taken without a meeting. By appropriate action, the Committee may authorize one or more of its members to execute documents on its behalf, and the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that such authorization has been revoked by the Committee.

Section 10.04 Other Committee Powers and Duties. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the discretionary authority to perform the following powers and duties:

A.

To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents and documents related to the Plan’s operation (including, but not limited to, issues of fact and questions of eligibility, benefits, status and rights of participants);

B.

To adopt rules of procedure, uniform policies and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

C.	To authorize and approve amendments to and restatements of the Plan;

D.	To direct the Trustee with respect to the crediting and distribution of the Trust;

E.

To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan, including judgment of the standard of proof required in any claim, subject to the requirements of applicable law and the Plan;

F.	To furnish the Employer with information that the Employer may require for tax or other purposes;

G.

To cause to be made all reports or other filing necessary to meet the reporting, disclosure and other filing requirements of the Code, ERISA and other applicable statutes, regulations and other authorities issued thereunder that are the responsibility of the Plan Administrator;

H.

Act as the employer representatives or members on each committee having administrative and/or investment responsibilities with respect to any plan maintained by NiSource or its affiliates pursuant to a collective bargaining agreement;

I.	To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

J.

To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

K.

As permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service (“IRS”), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.

Section 10.05 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by an Employee, Participant or Beneficiary, an Employer, the legal counsel of an Employer, or the Trustee. Any determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to an Employee’s date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work, and all other matters contained therein relating to Employees.

Section 10.06 Application and Forms For Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.

Section 10.07 Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.

Section 10.08 Funding Policy. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short–term and long–term financial needs so that investment policy can be coordinated with Plan financial requirements.

Section 10.09 Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

A.	For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

B.

With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

C.

To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

D.	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

Section 10.10 Allocation or Delegation of Duties and Responsibilities. In furtherance of their duties and responsibilities under the Plan, the Committee may, subject always to the requirements of Section 10.09:

A.	Employ agents to carry out nonfiduciary responsibilities;

B.	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

C.	Consult with counsel, who may be of counsel to the Company; and

D.	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between and among the members of the Committee.

Section 10.11 Procedure For the Allocation or Delegation of Fiduciary Duties. Any action described in subsections B or D of Section 10.10 may be taken by the Committee only in accordance with the following procedure:

A.	Such action shall be taken by a majority of the Committee in a resolution approved by a majority of such Committee.

B.	The vote cast by each member of the Committee for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s proceedings.

C.

Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee may be modified or rescinded by the Committee according to the procedure set forth in subsections A and B of this Section 10.11.

Section 10.12 Records and Reports. The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant’s Service and Account balances; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

Section 10.13 Individual Statement. As determined by the Committee in its discretion, the Plan Administrator shall furnish to the Participant (or to the Beneficiary of a deceased Participant) an individual statement reflecting the condition of his Account. In addition, subject to the requirements of ERISA, the Plan Administrator shall provide to any Participant or Beneficiary of a deceased Participant who so requests in writing, a statement indicating the total value of his Account and the nonforfeitable portion of such Account, if any. The Plan Administrator shall also furnish a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan year. No Participant, except a member of the Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Participant.

Section 10.14 Fees and Expenses From Fund. The Trustee, other than the Company when serving as such, shall receive reasonable annual compensation as may be agreed upon from time to time between the Committee and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer(s), the Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer(s) pay the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by an Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant’s Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

The Trustee or other service provider may provide refunds of expenses, rebates or other similar revenue sharing credits on behalf of the Plan that relate to the assets of the Plan. At the Plan Administrator’s sole discretion, such amounts paid by the Trustee or other service provider on behalf of the Plan may be used to pay reasonable administrative expenses of the Plan, or may be allocated to Participants in reasonable and nondiscriminatory manner, or in any combination of these solely to the extent permitted by applicable law.

Section 10.15 Use of Alternative Media. The Plan Administrator may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.

Section 10.16 Information to Plan Administrator. Each Employer shall supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Committee considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Committee shall be conclusive as to all persons.

Section 10.17 Limitation of Liability. Notwithstanding any other provision of the Plan or the Trust, no Employer nor member of the Committee, nor an individual acting as an employee or agent of any of them, shall be liable to any Participant or former Participant, or any Beneficiary or Spouse of any Participant or former Participant, for any claim, loss, liability, or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be due to the willful misconduct of such person.

Section 10.18 Indemnity. The Company shall indemnify and hold harmless each member of the Committee, or any employee of an Employer or any individual acting as an employee or agent of any of them or of an Employer (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs, and expenses (including attorneys’ fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan or the Trust, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Committee in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company pursuant to this paragraph.

Section 10.19 Severability. Each of the Sections contained in the Plan, and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or unenforceability of any Section or provision shall not invalidate or render unenforceable any other Section or provision contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

Section 10.20 Recovery of Overpaid Benefits. If a payment of benefits to a Participant, Beneficiary or other individual entitled to payment under the Plan (such as an alternate payee pursuant to Section 4.10) (collectively, the “Recipient”) exceeds the amount provided for under the terms of the Plan, either by mistake or for any other reason, the Plan Administrator shall have the authority to seek reimbursement of such overpaid benefits from the Recipient (plus interest calculated in accordance with guidance set forth by the Internal Revenue Service). If a Recipient is receiving benefit payments at the time an overpayment of prior benefits is discovered, the Plan Administrator shall have the authority to reduce such Recipient’s benefit payments going forward in an amount as necessary in the Plan Administrator’s discretion to recover the overpaid benefits.

Section 10.21 Forfeitures. To the extent permitted by applicable law, forfeitures may be used at the Plan Administrator’s sole discretion to pay reasonable administrative expenses and/or to reduce Employer contributions.

ARTICLE XI

TOP HEAVY RULES

Section 11.01 Minimum Employer Contribution. If this Plan is “Top Heavy,” as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article XI) of three percent of Compensation for each “Non–Key Employee,” as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to hours of Service completed during the Plan Year or to whether he has elected to make Pre–tax Contributions or Roth Contributions under Section 3.02, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non–Key Employee if the Non–Key Employee’s contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non–Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.

If the contribution rate for the “Key Employee,” as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non–Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year divided by his “Compensation,” as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Plan Administrator shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Plan Administrator shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.

Notwithstanding the preceding provisions of this Section 11.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti–discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non–Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.

The minimum employer contribution required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

Section 11.02 Additional Contribution. If the contribution rate (excluding Pre–tax Contributions and Roth Contributions) for the Plan Year with respect to a Non–Key Employee described in Section 11.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non–Key Employee for whom the Employer makes the contribution.

Section 11.03 Determination of Top Heavy Status. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the Determination Date exceeds sixty percent (60%). The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, the Plan Administrator shall include contributions due as of the Determination Date and distributions made for any purpose within the one–year period ending on the Determination Date. In addition, the Plan Administrator shall also include distributions made within the five–year period ending on the Determination Date if such distributions were made for reasons other than upon severance from employment, death or disability (e.g., in–service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Plan Administrator shall calculate the Top Heavy ratio by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one–year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.

If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 11.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Plan Administrator shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Plan Administrator must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator shall value the accrued benefits or Accounts in the aggregated plan as of the most recent valuation date falling within the 12–month period ending on the Determination Date. The Plan Administrator shall calculate the Top Heavy ratio with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Code Section 416(g)(4)(H) as clarified by Revenue Ruling 2004-13 excludes from the definition of Top Heavy plan those plans that make only contributions described in Code Sections 401(k)(12) or 401(m)(11) for any Plan Year. If any other contributions are made (e.g., profit sharing contributions or forfeitures) for a Plan Year, the requirements of Code Section 416(g)(4)(H) are not met and the Plan is subject to the Top Heavy rules in Code Section 416 for that Plan Year.

Section 11.04 Top Heavy Vesting Schedule. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article XI, any Participant who severs from the employment of all Employers and all Affiliates shall have, as of the date thereof, a vested right to his entire Account Balance.

Section 11.05 Definitions. For purposes of applying the provisions of this Article XI:

A.

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having annual Compensation greater than $170,000 (as adjusted under Code Section 416(i)(l)), (ii) a more than five–percent owner of the Employer, or (iii) a more than one–percent owner of the Employer having annual Compensation of more than $170,000. The Plan Administrator shall make the determination of who is a Key Employee in accordance with Code Section 416(i) and the Treasury Regulations promulgated thereunder.

B.	“Non–Key Employee” is an Employee who does not meet the definition of Key Employee.

C.

“Compensation” shall mean the first $260,000 for 2014 (and $265,000 for 2015 or such larger amount as the Commissioner of Internal Revenue may thereafter prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Section 125, “deemed compensation” under Code Section 125, Section 132(f)(4), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

D.	“Required Aggregation Group” means:

(i)	Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

(ii)	Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

E.

“Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

F.

“Employer” shall mean all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, the Plan Administrator shall not aggregate ownership interests in more than one member of a related group to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.	“Determination Date” for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Evidence. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Committee and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

Section 12.02 No Responsibility For Employer Action. Neither the Trustee nor the Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or Eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or the Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board or its designee.

Section 12.03 Fiduciaries Not Insurers. The Trustee, the Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Committee, the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

Section 12.04 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.

Section 12.05 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee, the Plan Administrator and their successors.

Section 12.06 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.

Section 12.07 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

Section 12.08 Governing Law and Venue. In order to benefit Plan Participants by establishing a uniform application of law with respect to the administration of the Plan, the provisions of this Section shall apply. Indiana law shall determine all questions arising with respect to the provisions of the Plan, except to the extent superseded by federal law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Plan shall be brought in any court of the State of Indiana and of the United States for the Northern District of Indiana. The Company, each Related Employer that adopts the Plan, each Participant, and any related parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts in any such litigation related to this Plan and any transactions contemplated hereby. Such parties irrevocably and unconditionally waive any objection that venue is improper or that such litigation has been brought in an inconvenient forum.

Section 12.09 Employment Not Guaranteed. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee–Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Committee, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

ARTICLE XIII

PLAN ADOPTION

Section 13.01 Adoption Procedure. With the written consent of the Committee, any Related Employer may adopt the Plan and the Trust for its eligible employees by appropriate resolution, that shall specify the effective date of such adoption and that may contain such changes and variations in Plan terms as the Committee approves. Any such adoption shall be contingent upon a determination by the Internal Revenue Service that such resolution, in conjunction with the Plan and with the Trust, constitutes a qualified plan and trust under applicable provisions. An Employer adopting the Plan shall compile and submit all information required by the Trustee with reference to its Eligible Employees.

Section 13.02 Joint Employers. If an Employee receives Compensation simultaneously from more than one participating Employer, the total amount of such Compensation shall be considered for the purposes of the Plan as having been paid by one participating Employer and the respective participating Employers shall share pro–ratably in contributions to the Plan on account of said Employee.

Section 13.03 Expenses. Each participating Employer shall pay such part of actuarial and other necessary expenses incurred in the administration of the Plan as the Trustee shall determine.

Section 13.04 Withdrawal. A participating Employer may withdraw from the Plan at any time by giving written notice of its intention to the Committee and the Trustee prior to the effective date of withdrawal; provided, however that such withdrawal may be subject to the provisions of Article XIV.

Section 13.05 Superseded Plans. If an Employer adopting the Plan already maintains a pension plan covering employees who shall be covered by the Plan, it may, with the consent of the Committee, provide in its resolution adopting the Plan for the merger, restatement and continuation, without discontinuance or termination, of its plan by the Plan.

ARTICLE XIV

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

Section 14.01 Exclusive Benefit. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Section 14.02 Amendment By the Committee. The Committee shall have the right at any time and from time to time:

A.

To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

B.	To amend this agreement in any other manner.

However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Committee shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or the Committee without the written consent of the affected Plan Administrator or the affected member of the Committee. Furthermore, no amendment shall decrease a Participant’s Account balance or accrued benefit or reduce or eliminate any benefit protected under Code Section 411(d)(6), with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).

The Committee shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by any authorized member or other delegate of the Committee. Notwithstanding the foregoing, no oral representation shall act to amend the Plan in an manner or at any time.

Section 14.03 Discontinuance. The Committee shall have the right, at any time, to suspend or discontinue any Employer contributions under the Plan, or revoke the Employer’s participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants employed by such Employer to such new trustee as shall have been designated by such Employer, in the event that it has established a separate pension plan for its Employees; provided however, that no such transfer shall be made if the result is the elimination or reduction of any benefit protected under Code Section 411(d)(6). If no successor is designated, the Trustee shall retain such assets for the Employees of such Employer pursuant to the provisions of the Plan and Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Employer.

The Committee shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:

A.	The date terminated by action of the Committee.

B.

The dissolution, merger, consolidation or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Plan Sponsor under this Plan.

Section 14.04 Full Vesting on Termination. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% nonforfeitable.

Section 14.05 Merger, Direct Transfer and Elective Transfer. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Committee.

If permitted by the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Committee and the Trustee shall treat the Employee as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 14.02.

A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 14.05; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (h) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

Section 14.06 Termination. Upon a complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall be fully vested, and the Committee may direct the Trustee:

A.

to continue to administer the Trust Fund and pay Account Balances in accordance with Article IV to each Participant affected by the complete or partial termination upon his termination of employment or to his Beneficiary upon such Participant’s death, until the Trust Fund, or the portion thereof applicable to the Participants affected by the partial termination, has been liquidated; or

B.

to distribute the assets remaining in the Trust Fund, or the portion thereof attributable to Participants affected by the partial termination, after payment of any expenses properly chargeable thereto, to the applicable Participants and Beneficiaries in proportion to the respective Account Balances.

Section 14.07 Manner of Distribution. Upon termination of the Plan, distribution shall be made in cash or Company Stock in a manner consistent with the requirements of Article IV.

[SIGNATURE BLOCK FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, this Amendment and Restatement of the NiSource Inc. Retirement Savings Plan is hereby executed on this                      day of December, 2014, by the duly authorized representative of the NiSource Benefits Committee, to be effective as of January 1, 2014 or such other date as set forth in this Amendment and Restatement.

NISOURCE BENEFITS COMMITTEE

By:

Its:

SCHEDULE I

MATCHING CONTRIBUTIONS

Subject to the limitations of Article VI and VII, an Employer shall contribute and pay or cause to be paid to the Trustee a Matching Contribution, as described in Section 3.05, determined as set forth in this Schedule I. The amount of Matching Contribution varies based on certain factors as described below, including (i) the kind of benefit a Participant is eligible to receive under the applicable plan of the NiSource Pension Plans, and (ii) the Participant’s Employer.

Notwithstanding the following provisions of this Schedule I, with respect to Participants who were employed by Kokomo or NIFL as of June 30, 2011 and who transitioned to employment with NIPSCO on July 1, 2011, the Matching Contribution provisions applicable to such Kokomo or NIFL employees immediately prior to the merger shall remain in effect to the extent that pension plan provisions applicable to NIPSCO, NIFL, or Kokomo remain in effect. Effective December 31, 2012, the Subsidiary Pension Plan and the Kokomo Union Pension Plan merged into the NiSource Salaried Pension Plan and the NIPSCO Union Pension Plan (as applicable). However, the matching contribution provisions applicable to Kokomo or NIFL employees shall continue to be determined as immediately prior to the merger of the entities on July 1, 2011 as described above (except to the extent that any such employee changed pension benefit structures (e.g., switching from the AB II to the AB I Benefit structure)).

A.	AB II Participants

For the Account of each Participant who participates in the AB II Benefit of any of the NiSource Pension Plans that offers such benefit, the Matching Contribution shall be an amount equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

B.	AB I Participants

For the Account of each Participant who participates in the AB I Benefit of any of the NiSource Pension Plans that offers such benefit, the Matching Contribution shall be an amount equal to 75% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

C.	FAP Participants

(i)

Columbia Participants. The provisions of this subparagraph (i) applied prior to January 1, 2013 (i.e., the date that all Participants in the Columbia Pension Plan became uniformly subject to the AB II Benefit provisions). For the Account of each Participant employed by Columbia who participates in the FAP Benefit of the Columbia Pension Plan:

Schedule I-1

(a)

during the first 120 months of the Participant’s active participation in the Plan (i.e., the period during which the Participant makes Participant Contributions pursuant to Section 3.02), the Matching Contribution shall be an amount equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant;

(b)

from the 121st through 240th month of the Participant’s participation as defined above, the Matching Contribution shall be an amount equal to 75% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant; and

(c)

from the 241st month of the Participant’s participation as defined above onward, the Matching Contribution shall be an amount equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(ii)

Bay State Participants (other than Bay State Union Employees). The provisions of this subparagraph (ii) applied prior to January 1, 2013 (i.e., the date that all Participants in the Bay State Pension Plan became uniformly subject to the AB II Benefit provisions).

(a)

On or After January 1, 2010. Effective as of January 1, 2010, for the Account of each Participant employed by Bay State who participates in the FAP Benefit of the Bay State Pension Plan, the Matching Contribution shall be an amount equal to 50% of the Pre–tax Contribution and Roth Contribution made by each Participant not to exceed 5% of the total Compensation of such Participant.

(b)

Prior to January 1, 2010. Notwithstanding the foregoing, prior to January 1, 2010, the Matching Contribution described in subparagraph (a) above applied only for Participants employed by Bay State who were in the Final Pay Option of the Bay State Pension Plan and who were eligible for post-retirement medical benefits under the Bay State Pension Plan. If a Participant was not eligible for post-retirement medical benefits under the Bay State Pension Plan, the Matching Contribution prior to January 1, 2010 was an amount equal to 100% of the Pre-tax Contribution and Roth Contribution made by or for each Participant, not to exceed 2.5% of the total Compensation of such Participant, and 50% of the Pre–tax Contribution and Roth Contribution made by each Participant on the next 5% of the total Compensation of such Participant.

Schedule I-2

(iii)

NIFL Participants. For the Account of each Participant who was employed by NIFL immediately prior to the merger of NIFL with NIPSCO on July 1, 2011 who participated in the FAP Benefit of the former Subsidiary Pension Plan (merged into the NIPSCO Union Pension Plan effective as of December 31, 2012), the Matching Contribution shall be an amount equal to 50% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(iv)

Other FAP Participants. For the Account of each Participant employed by any Employer not covered in subsection C, paragraphs (i), (ii) or (iii) above, who participates in the FAP Benefit of the NiSource Salaried Pension Plan or the NIPSCO Union Pension Plan (including for purposes of this subsection (iv) employees of Kokomo immediately prior to the merger of Kokomo with NIPSCO on July 1, 2011 who participated in the Subsidiary Pension Plan or the Kokomo Union Pension Plan that merged into the NIPSCO Union Pension Plan effective December 31, 2012), the Matching Contribution shall be an amount equal to 11.1% of the Pre–tax Contribution and Roth Contribution made by or for such Participant.

D.	Bay State Union Employees. For the Account of each Bay State Union Employee, the Matching Contribution shall be an amount as set forth in Schedule II.

E.

NIPSCO Union Employees. In accordance with subsection B, above, for the Account of each NIPSCO Union Employee who participates in the AB I Benefit of the NIPSCO Union Pension Plan, the Matching Contribution amount shall be the amount described in such subsection B. In accordance with subsection C(iv), above, for the Account of each NIPSCO Union Employee who participates in the FAP Benefit of the NIPSCO Union Pension Plan (with the exception of any former NIFL employee as described in subsection C(iii) above), the Matching Contribution amount shall be the amount described in such subsection C(iv).

F.

Next Gen Employees. Notwithstanding the foregoing, for any Eligible Employees who are or become Next Gen Employees, the Matching Contribution shall be an amount equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

Schedule I-3

SCHEDULE II

SPECIAL PROVISIONS FOR BAY STATE UNION EMPLOYEES

Section II.01 BACKGROUND AND APPLICABILITY. Effective December 31, 2008 (the “Merger Date”), the Bay State Gas Company Savings Plan for Operating Employees (“Bay State Union 401(k) Plan”) merged into the Plan and the assets of the Bay State Union 401(k) Plan transferred to the Plan. After the Merger Date, Bay State Union Employees participate in and are subject to the terms of the Plan and this Schedule II.

Section II.02 PLAN VS. SPECIAL PROVISIONS. Except as set forth in this Schedule II or as specifically otherwise provided elsewhere in the Plan, the provisions of the Plan shall apply to Bay State Union Employees. This Schedule II sets forth special provisions that shall apply solely to Bay State Union Employees.

Section II.03 ELIGIBILITY, PARTICIPATION AND ENROLLMENT

A.

Eligible Employee. An Eligible Employee that is subject to one of the collective bargaining agreements set forth below shall be considered a Bay State Union Employee. (Such list is described in this Schedule II for informational purposes only and may be updated or modified as necessary by the Company.)

Bay State Collective Bargaining Units

•	Lawrence Division, International Brotherhood of Electrical Workers, Local No. 326 (“Lawrence Employees”)

•	Brockton Division, Utility Workers’ Union of America, AFL–CIO, Local No. 273 (“Brockton Operating Employees”)

•	Brockton Division, Utility Workers’ Union of America, AFL–CIO, Local No. 273 Clerical/Technical Unit (“Brockton C/T Employees”)

•	Springfield Division, United Steelworkers of America, AFL–CIO, Local No. 12026 (“Springfield Utility Employees”)

•	Springfield Division, International Brotherhood of Electrical Workers, Local No. 486 (“Northampton Employees”)

•	Springfield Division, United Steelworkers of America, AFL–CIO–CLC, Local 12026 Clerical Technical Unit (“Springfield C/T Employees”)

B.

Participation and Enrollment Generally. In accordance with Plan Section 2.01, and except as provided in Section II.03C, below, a Bay State Union Employee shall become a Participant in the Plan on the first day of the month following the completion of a 60–day Period of Service and may enroll in the Plan thereafter pursuant to the general enrollment provisions of Section 2.01A.

Schedule II-1

C.

Participation and Enrollment Modifications, and Application of Automatic Enrollment for Specified Employees. Notwithstanding the provisions of Section II.03B above, the Bay State Union Employees set forth below shall both (i) become Participants upon their Employment Commencement Date (meaning that the 60-day Period of Service provision from Section II.03B above shall not apply) and (ii) be subject to the automatic enrollment provisions set forth in Section 2.01B of the Plan.

•	Lawrence Employees hired or rehired on or after January 1, 2008.

•	Brockton Operating Employees hired or rehired on or after January 1, 2008.

•	Brockton C/T Employees hired or rehired on or after January 1, 2008.

•	Northampton Employees hired or rehired on or after January 1, 2011.

•	Springfield C/T Employees hired or rehired on or after January 1, 2011.

•	Springfield Utility Employees hired or rehired on or after January 1, 2014.

The Automatic Percentage Amount for each such group of Bay State Union Employees shall be 3% of Compensation.

Section II.04 MATCHING CONTRIBUTIONS.

A.

Amount. Subject to the limitations of Article VI and VII, and in accordance with Section 3.04 and subsection D of Schedule I, Bay State or the Company shall contribute and pay or cause to be paid to the Trustee a Matching Contribution, determined as set forth in this Section II.04A. The amount of such Matching Contribution shall be determined by the Bay State Union Employee’s collective bargaining agreement as set forth below.

(i)	Lawrence Employees and Brockton Operating Employees.

(a)

In General. Effective January 1, 2013, Participants who are Lawrence Employees or Brockton Operating Employees are considered either Next Gen Employees or AB II Participants under the Bay State Union Plan and are subject to subparagraphs 1 or 2 below, as applicable.

1.

Next Gen Employees. Each Lawrence Employee or Brockton Operating Employee hired or rehired on or after January 1, 2013 is considered a Next Gen Employee. Accordingly, as described in subsection F of Schedule I, each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

Schedule II-2

2.

Employees Considered AB II Participants. Effective January 1, 2013, all Participants who are Lawrence or Brockton Operating Employees hired/rehired prior to January 1, 2013 (i.e., not Next Gen Employees) are considered AB II Participants under the Bay State Union Plan. In accordance with the provisions of subsection A of Schedule I, each such Participant shall be entitled to a Matching Contribution equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(b)

Provisions Applicable Prior to January 1, 2013. With respect to Matching Contributions for Lawrence or Brockton Operating Employees that were made prior to January 1, 2013, the following provisions applied:

1.

Hired/Rehired On or After January 1, 2008. With respect to each Lawrence or Brockton Operating Participant who was an AB II Participant under the Bay State Union Plan (i.e., hired or rehired on or after January 1, 2008 but before January 1, 2013), the same Matching Contribution set forth under subsection II.04A(i)(a)2, above (applicable to AB II Benefit Participants) applied.

2.

Hired/Rehired Before 2008. With respect to each Participant who was a FAP Participant under the Bay State Union Plan (i.e., hired or rehired prior to January 1, 2008), the Matching Contribution for each such Lawrence or Brockton Operating Employee shall be an amount equal to 50% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 5% of the total Compensation of such Participant.

(ii)	Brockton C/T Employees.

(a)

In General. Effective January 1, 2013, all Participants who are Brockton C/T Employees are considered AB II Participants under the Bay State Pension Plan. Further, effective June 1, 2013, any newly hired or rehired Brockton C/T Employees on or after such date are Next Gen Employees. Accordingly, Brockton C/T Employees are subject to subparagraphs 1 or 2 below, as applicable.

Schedule II-3

1.

Next Gen Employees. Each Brockton C/T Employee who is hired or rehired on or after June 1, 2013 is considered a Next Gen Employee. In accordance with subsection F of Schedule I, each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

2.

Employees Considered AB II Participants. All Participants who are Brockton C/T Employees who are not Next Gen Employees as described above are considered AB II Participants under the Bay State Union Plan as of January 1, 2013. In accordance with the provisions of subsection A of Schedule I, the Matching Contribution for such Participants shall be an amount equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(b)	Provisions Applicable Prior to January 1, 2013. With respect to Matching Contributions for Brockton C/T Employees that were made prior to January 1, 2013, the following provisions applied:

1.

Hired/Rehired On or After January 1, 2008. With respect to each Brockton C/T Participant who was an AB II Participant under the Bay State Pension Plan (i.e., hired or rehired on or after January 1, 2008), the same Matching Contribution set forth under subparagraph (ii)(a)2 above of this Section II.04A (applicable to AB II Benefit Participants) applied.

2.

Hired/Rehired Before 2008. With respect to each Brockton C/T Participant who was a FAP Participant under the Bay State Pension Plan (i.e., hired or rehired prior to January 1, 2008), the Matching Contribution was calculated in accordance with (a) or (b) below, as applicable.

(a)

For each Participant who was not eligible for post-retiree medical coverage (or who waived such post retiree medical coverage in accordance with procedures prescribed by the Plan Administrator) pursuant to the collective bargaining agreement in effect on October 1, 1995 for Brockton C/T Employees, and regardless of whether such Participant later became eligible for such coverage, the Matching Contribution shall be an amount equal to (a) 100% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 1% of the total

Schedule II-4

Compensation of such Participant, and (b) 50% of the Pre–tax Contribution and Roth Contribution made by each Participant on the next 5% of the total Compensation of such Participant. Accordingly, no Matching Contribution shall be made on such Participant’s Pre–tax Contributions or Roth Contributions in excess of 6% of his Compensation.

(b)

For any other Participant subject to this subsection (ii)(b)2 (i.e., for Brockton C/T Employees hired or rehired prior to January 1, 2008 but previously eligible for (or not waiving) post-retiree medical benefits as described in subsection (a) above), the Matching Contribution shall be an amount equal to 50% of the Pre-tax Contribution and Roth Contribution made by or for each Participant, not to exceed 5% of the total Compensation of such Participant.

(iii)	Northampton Employees.

(a)

In General. Participants who are Northampton Employees are considered either Next Gen Employees or FAP Participants under the Bay State Union Plan and are subject to subparagraphs 1 or 2 below, as applicable.

1.

Next Gen Employees. Each Northampton Participant hired or rehired on or after January 1, 2011 is considered a Next Gen Employee. Accordingly, each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

2.

Northampton FAP Participants. All Participants who are Northampton Employees hired/rehired prior to January 1, 2011 (i.e., not Next Gen Employees) are considered FAP Participants under the Bay State Union Plan. Each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 5% of the total Compensation of such Participant.

(iv)	Springfield C/T Employees.

(a)

In General. Effective January 1, 2013, Participants who are Springfield C/T Employees are considered either Next Gen Employees or AB II Participants under the Bay State Union Plan and are subject to subparagraphs 1 or 2 below, as applicable.

Schedule II-5

1.

Next Gen Employees. Each Springfield C/T Participant hired or rehired on or after January 1, 2011 is considered a Next Gen Employee. Accordingly, each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

2.

Employees Considered AB II Participants. Effective January 1, 2013, all Participants who are Springfield C/T Employees hired/rehired prior to January 1, 2011 (i.e., not Next Gen Employees) are considered AB II Participants under the Bay State Union Plan. Accordingly, in accordance with the provisions of subsection A of Schedule I, each such Participant shall be entitled to a Matching Contribution equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(b)	Provisions Applicable Prior to January 1, 2013. With respect to Matching Contributions for Springfield C/T Employees that were made prior to January 1, 2013, the following provisions applied:

1.

Hired/Rehired in 2011 or Later. As stated above, each Participant who was a Springfield C/T Employee hired or rehired on or after January 1, 2011 was considered a Next Gen Employee and was subject to the same Matching Contribution set forth under subparagraph (iv)(a)(1) above of this Section II.04A.

2.

Hired/Rehired Before 2011. With respect to each Springfield C/T Participant who was a FAP Participant under the Bay State Pension Plan (i.e., hired or rehired prior to January 1, 2011 and prior to the AB II conversion on January 1, 2013), the Matching Contribution shall be an amount equal to (a) 100% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 2.5% of the total Compensation of such Participant, and (b) 50% of the Pre–tax Contribution and Roth Contribution made by each Participant on the next 5% of the total Compensation of such Participant. Accordingly, no Matching Contribution shall be made on such Participant’s Pre–tax Contributions or Roth Contributions in excess of 7.5% of his Compensation.

Schedule II-6

(v)	Springfield Utility Employees.

(a)

In General. Effective January 1, 2014, Participants who are Springfield Utility Employees are considered either Next Gen Employees or AB II Participants under the Bay State Union Plan and are subject to subparagraphs 1 or 2 below, as applicable.

1.

Next Gen Employees. Each Springfield Utility Participant hired or rehired on or after January 1, 2014 is considered a Next Gen Employee. Accordingly, each such Participant shall be entitled to a Matching Contribution equal to 50% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

2.

Employees Considered AB II Participants. Effective January 1, 2014, all Participants who are Springfield Utility Employees hired/rehired prior to January 1, 2014 (i.e., not Next Gen Employees) are considered AB II Participants under the Bay State Union Plan. Accordingly, in accordance with the provisions of subsection A of Schedule I, each such Participant shall be entitled to a Matching Contribution equal to 100% of the Pre–tax Contribution, Roth Contribution and After–tax Contribution made by or for each Participant, not to exceed 6% of the total Compensation of such Participant.

(b)

Provisions Applicable Prior to January 1, 2014. With respect to Matching Contributions for Springfield Utility Employees that were made prior to January 1, 2014, the Matching Contribution shall be an amount equal to 50% of the Pre–tax Contribution and Roth Contribution made by or for each Participant, not to exceed 5% of the total Compensation of such Participant.

B.

Matching Allocation. Notwithstanding the matching allocation provisions of Section 3.05, in accordance with the Plan enrollment provisions set forth in Section II.03 subsection B or C, as applicable, a Bay State Union Employee shall become eligible to receive Matching Contributions upon becoming a Participant in the Plan and making Pre–tax Contributions or Roth Contributions (i.e., on the first day of the month following the completion of a 60–day Period of Service or upon Employment Commencement Date, as applicable).

C.

Matching Contribution Investment. Notwithstanding the matching allocation provisions of Section 3.05 and Section 8.07, Matching Contributions contributed on behalf of Bay State Union Employees shall be invested in accordance with the investment allocation selected by each Bay State Union Employee, in accordance with Section 8.05 and 8.06, rather than invested automatically in the Company Stock Fund. Notwithstanding the foregoing, Matching Contributions contributed on behalf of Bay State Union Employees who are Next Gen Employees shall be automatically invested in the Company Stock Fund in accordance with Section 3.05 and Section 8.07.

Schedule II-7

Section II.05 PROFIT SHARING CONTRIBUTIONS AND NEXT GEN EMPLOYER CONTRIBUTIONS. As provided in Section 3.07A regarding eligibility for Profit Sharing Contributions, no Bay State collective bargaining agreement currently provides for a Profit Sharing Contribution to be allocated to any Bay State Union Employee.

Notwithstanding the foregoing, for any Bay State Union Employee who is a Next Gen Employee, the Employer shall contribute a Next Gen Employer Contribution each pay period to the Account of each such Participant in an amount equal to 3% of such Participant’s total Compensation for that pay period (as applicable for Next Gen Employees) in accordance with the provisions set forth in Section 3.06C (applicable to Next Gen Employees). Also in accordance with Section 3.06C, the Next Gen Employer Contribution shall be payable regardless of whether Next Gen Employee Participants have elected to make any elective deferrals to the Plan and regardless of the Participant’s status as of the end of the Plan Year. The Next Gen Employer Contribution shall be allocated to the Company Stock Fund and shall be 100% vested and nonforfeitable at all times.

Section II.06 DISTRIBUTIONS AND WITHDRAWALS. The provisions of Article IV (regarding payment of benefits) and Article V (regarding in–service withdrawals and loans) shall be applicable to the Account balance of any Bay State Union employee in the same manner as other Account balances.

Schedule II-8

SCHEDULE III

SPECIAL PROVISIONS FOR NIPSCO UNION EMPLOYEES

Section III.01 BACKGROUND AND APPLICABILITY. Effective December 31, 2008 (the “Merger Date”), the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan (“NIPSCO 401(k) Plan”) merged into the Plan and the assets of the NIPSCO 401(k) Plan transferred to the Plan. After the Merger Date, NIPSCO Union Employees participate in and are subject to the terms of the Plan and this Schedule III.

Prior to the Merger Date, NIPSCO Union Employees participated in and were governed by the terms of the NIPSCO 401(k) Plan. While operated as a separate plan with a separate trust up until the Merger Date, the NIPSCO 401(k) Plan is amended and restated pursuant to the terms of this restated Plan document (including this Schedule III) as of the Effective Date shall be operated in accordance with the terms set forth in the Plan as modified by this Schedule III.

The NIPSCO 401(k) Plan has been operated in accordance with all applicable recent legislation, including without limitation, the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (as such provisions were previously adopted and reflected in a restated plan document effective January 1, 2003); revisions required to comply with Internal Revenue Code Section 415; the Pension Protection Act of 2006 (PPA); and the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”). Upon amendment of the Plan to comply with all recent legislation (whether by this restated Plan or subsequent amendment), such amendment shall also apply to the assets transferred from the NIPSCO 401(k) Plan, and such plan shall be deemed to have been amended effective as of the specified date(s) required by applicable legislation.

Section III.02 PLAN VS. SPECIAL PROVISIONS. Except as set forth in this Schedule III or as specifically otherwise provided elsewhere in the Plan, the provisions of the Plan shall apply to NIPSCO Union Employees. This Schedule III sets forth special provisions that shall apply solely to NIPSCO Union Employees.

Section III.03 ELIGIBILITY, PARTICIPATION AND ENROLLMENT. The provisions of Article II (regarding Plan eligibility and enrollment) shall apply to the Account balance of any NIPSCO Union Employee in the same manner as other Account balances as described therein. Accordingly, NIPSCO Union Employees are eligible to participate in the Plan on their Employment Commencement Date or Reemployment Commencement Date and shall be subject to the general enrollment provisions. However, the automatic enrollment provisions of Section 2.01B shall not apply to any NIPSCO Union Employee hired prior to June 1, 2009. The Automatic Percentage Amount for NIPSCO Union Employees hired on or after June 1, 2009 shall be 3% of Compensation. The Automatic Percentage Amount for any NIPSCO Union Employees hired on or after January 1, 2015 shall be 6% of Compensation.

Section III.04 MATCHING CONTRIBUTIONS. The Matching Contributions of NIPSCO Union Employees shall be determined in accordance with Section 3.04 and 3.05, and Schedule I.

Schedule III-1

Section III.05 PROFIT SHARING CONTRIBUTIONS. As provided in Section 3.07A regarding eligibility for Profit Sharing Contributions for Employees subject to collective bargaining agreements, no NIPSCO collective bargaining agreement currently provides for a Profit Sharing Contribution to be allocated to any NIPSCO Union Employee. For purposes of this Section III.05, former employees of NIFL and Kokomo who became employees of NIPSCO pursuant to the merger of those entities effective July 1, 2011 shall be considered NIPSCO Union Employees. The prior Kokomo or NIFL collective bargaining agreements did not provide for a Profit Sharing Contribution to be allocated to any such former employees of NIFL and Kokomo and, pursuant to the foregoing sentence, the current NIPSCO collective bargaining agreement to which such former NIFL and Kokomo employee became subject also does not provide for a Profit Sharing Contribution to Employees subject to the agreement.

Schedule III-2